OFFICE LEASE

Between

DOUGLAS EMMETT 1995, LLC,
a Delaware limited liability company

as Landlord

and

PLATINUM STUDIOS, LLC,
a California limited liability company

as Tenant

Dated

July 10, 2006

OFFICE LEASE

BASIC LEASE INFORMATION

Date: Landlord: Tenant:	July 10, 2006 DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company PLATINUM STUDIOS, LLC, a California limited liability company

SECTION
1.1	Premisses:	11400 West Olympic Boulevard, Suite 1400 Los Angeles, California 90064

1.4	Rentable Area of Premises:	Approximately 12,493 square feet
1.4	Usable Area of Premises:	Approximately 11,357 square feet
2.1	Delivery Date	One (1) business day after the full execution of the Lease

	Beneficial Occupancy Period	Delivery Date until August 31, 2006
	Term:	Five (5) Years
	Commencement Date:	September 1, 2006
	Expiration Date:	August 31, 2011
3.1	Fixed Monthly Rent:	$31,857.15 per month for the first twelve (12) calendar months of the Term.
3.3	Date of First Increase:	September 1, 2007, and then annually thereafter
	Fixed Monthly Rent Increase on	Four percent (4%) percent per annum
September 1, 2007:
3.7	Security Deposit:	$37,268.36
4.1	Tenant's Share	5.50%
4.2	Base Eyar for Operating Expenses:	2007
6.1	Use of Premises:	General office use consistent with the operation of
a first-class office building on the Olympic Corridor
in the West Los Angeles area
16.1	Tenant's Address for Notices:
	Before the Commencement Date:	9744 Wilshire Boulevard, Suite 210
Beverly HIlls, California 90212
	After the Commencement Date:	114400 West Olympic Boulevard,
Suites 1100 and 1400
Los Angeles, California 90064
	Contact:	Mr. Scott Mitchell Rosenberg
	Landlord's Addres for Notices:	DOUGLASS EMMETT 1995, LLC
Director of Property Management
c/o Douglas, Emmett and Company
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
20.5	Brokers:	Douglas, Emmett and Company
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401 and
Bietler Commercial Realty Services
825 South Barrington Avenue
Lost Angeles, California 90049
20.25	Guarantors:	Scott Mitchell Rosenberg, and individual, and
Brian K. Altounian, an individual, jointly and
severally
21.1	Parking Permits:	Tenant shall have the right, but not the obligation to
purchase thirty-four (34) permits for unreserved
spaces
23.	Letter of Credit	$336,000.00
Exhibit G

ii

Except as noted hereinbelow, the foregoing Basic Lease Infirmation is hereby incorporated into and made a pail of the Lease. The Section referemce in the led? margin of the Basic Lease litfotwunion exists solely to indicate u,here such reference initialb, appeinw in the Lease elocument, Except as specified hereinbelow, each such reference in the Lease document shall incorporate the applicable Basic Lease In [Munition.

iii

OFFICE LEASE

OFFICE LEASE

This Office Lease, dated July 10, 2006, is by and between DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company ("Landlord"), with an office at 508 Wilshire Boulevard, Suite 200, Sant'a Monica, California 90401, and PLATINUM STUDIOS, LLC, a California limited liability company ("Tenant"), with an office at 9744 Wilshire Boulevard, Suite 210, Beverly Hills, California 90212.

ARTICLE 1

DEMISE OF PREMISES

Section 1.1. Demise. Subject to the covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant hires from Landlord, Suite Number 1400 (the "Premises") on the fourteenth (14th) (Moil, in the building located at 11400 West Olympic Boulevard, Los Angeles, Cali lomia 90064 (the "Building"). The configuration of the Premises is shown on Exhibit A, attached hereto and made a part hereof by reference.

Tenant acknowledges that it, has made its own inspection of and inquiries regarding the Premises, whidh are already improved. Therefore„ Tenant accepts the Premises in their "as-is" condition. Tenant further acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Lease and its Exhibits, regarding the condition, suitability or usability of the Preniises or the Building for the purposes intended by Tenant.

The Building, the Building's parking facilhies, any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property."

Section 12. Tenant's Non-Exclusive Use Tenant is granted the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms, parking facilities, lobbies and other public or common areas located on the Real Property. However, the manner in which such public and common areas are maintained and operated shall be at the reasonable discretion of Landlord, and Tenant's use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time.

Section 1.3. Landlord's Reservation of Rights. Landlord specifically reserves to itself use control and repair of the structural portions of all perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for shafts, stairways, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises. Landlord also Specifically reserves to itself the following rights:

a)	To designate all sources furnishing sign painting or lettering
b)	To Consistantly have pass to the Premises
c)
To grant to anyone the exclusive right to conduct any, particular business or undertaking in the Building, so long as Landlord's granting of the same does, not prohibit Tenant's use of the Premises for Tenant's Specified Use, as defined in Article 6

d)
To enter the Premises at reasonable times with reasonable prior notice (except for emergencies) to inspect, repair, alter, improve, update or make additions to the Premises or the Building, so long as Tenant's access to and use of the Premises is not materially impaired thereby;

e)	During the last six (6) months of the Term, to exhibit the Premises to prospective future tenants upon not less than 24 hours prior notice and accompanied by a representative of Tenant;

f)
Subject to the provisions of Article 12, to at any time and from time to time whether at Tenant's request or pursuant to governmental requirement, repair, alter, make additions to improve, or decorate all or any portion of the Real Property, or the Building at any reasonable time with prior reasonable notice (except for emergencies), so long as Tenant's access to and use of the Premises is not materially impaired thereby. In connection therewith, and without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild all or any part of the lobby of the Building as the same is presently or shall hereafter be constituted;

g)
Subject to the provisions of Article 12, Landlord reserves the right to make alterations or additions to dr change the location of elements of the Real Property and any common areas appurtenant thereto at any reasonable time with prior reasonable notice (except for emergencies), so long as Tenant's access to and use of the Premises is not materially impaired thereby; and/or

h)
 To take such other actions as may reasonably be necessary when the same are required to preserve. protect or improve the Premises, the Building, or Landlord's interest therein at any reasonable time with prior reasonable notice (except for emergencies).

Section 1.4. Area.Landlord and Tenant agree that the usable area (the "Usable Area") of the Premises has been measured using the June, 1996 standards published by the Building Owners' and Managers' AssoCiation ("BOMA"), as a guideline, and that Landlord is utilizing a deemed add-on factor of 10.00% to compute the rentable area (the "Rentable Area") of the Premises. Rentable Area herein is calculated as 1.1000 times the estimated Usable Area regardless of what the actual square footage of the common areas; of the Building may be, and whether or not they are more or less than 10.00% of the total estimated

Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

Landlord and Tenant further agree that even if the Rentable or Usable Area of the Premises and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of the Lease, the figures stated herein shall be conclusively deemed to be the actual Rentable or Usable Area of the Premises, as the case may be.

Section 1.5. Quiet Enjoyment. Subject to all of the covenants, agreements, terms, provisions and conditions of this Lease Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term.

Section 1.6. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord, provided Landlord shall not (i) construct any signhge or other appendage to the Building that materially affect the view from the Premises, or (ii) permit any tenant to construct any signage or other appendage to the Building that materially affect the view from the Premises. Noise, dust or vibration or other ordinary incidents to new construction of improvements on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

Section 1.7. Relocation. INTENTIONALLY OMITTED.

ARTICLE 2
DELIVERY DATE, COMMENCEMENT DATE AND TERM

Section 2.1. Delivery Date, Commencement Date and Term.

Subject to Tenant's prior delivery to Landlord and Landlord's receipt of the written evidence of insurance coverage required under Lease Section 19.2 herein, Tenant may enter and take possession of the Premises on the date that is one (1) business day following the full execution of the Lease (the "Delivery Date") for among other things, Tenant's Contractor performing Tenant's Improvements contemplated under Exhibit B attached hereto and incorporated herein. Tenant's occupancy of the Premises as of the Delivery Date until August 31, 2006 (the "Beneficial Occupancy Period") shall be subject to Tenant complying with all of the provisions and covenants contained herein, except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent from the Delivery Date until the expiration of the Beneficial Occupancy Period. Landlord and Tenant shall confirm the finalized Deliiery Date, and Beneficial Occupancy Period, if any as soon as they are determined.

This Lease shall commence on September 1, 2006 (the "Commencement Date"), and shall end, unless sooner terminated as otherwise provided herein, at midnight on August 31, 2011 (the "Termination Date").

Section 2.2. Holding Over If Tenant fails to deliver possession of the Premises on the Termination Datd., but holds over after the expiration or earlier termination of this Lease without the express prior written consent of Landlord, such tenancy shall be construed as a tenancy from month-to-month (terminable by either Landlord or Tenant upon 30 days' prior written notice to the other) on the same terns and conditions as are contained herein, except that the Fixed Monthly Rent payable by Tenant durinu such period of holding over shall automatically increase as of the Termination Date to an amount equaf to one hundred and fifty percent (150%) of the Fixed Monthly Rent payable by Tenant the calendar month immediately prior to the date when Tenant commences such holding over (the "Holdover Rent
.
Tenant's payment of such Holdover Rent, and Landlord's acceptance thereof, shall not constitute a waiver by Landlord of any of Landlord's rights or remedies with respect to such holding over, nor shall it be deemed to be a consent by Landlord to Tenant's continued occupancy or possession of the Premises past the time period covered by Tenant's payment of the Holdover Rent.

Furtlaerrnore, if Tenant fails to deliver possession of the Premises to Landlord within forty-five (45) days following the expiration or earlier termination of this Lease, and Landlord has theretofore notified Tenant in writing, at least sixty (60) days prior to the expiration or earlier termination of this Lease, that Landlord requires possession of the Premises for a succeeding tenant, then, in addition to my other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees and expenses) and liability resulting from such failure, including without limiting the foregoing, any claims made by any succeeding tenant arising out of Tenant's failure to so surrender, and any lost profits to Landlord resulting therefrom.

Notwithstanding the provisions contained hereinabove regarding Tenant's liability for a continuing holdover, Landlord agrees to use commercially reasonable efforts to insert into any future lease of another tenant proposing to occupy the Premises provisions, permitting mitigation of Tenant's damages arising out of Tenant's temporary holdover.

ARTICLE 3
PAYMENT OF RENT, LATE CHARGE

SectiOn 3.1. Payment of Fixed Monthly Rent and Additional Rent. "Rent" shall mean: all payments of monies in any form whatsoever required under the terms and provisions of this Lease, and shall consist of:

a)	"Fixed Monthly Rent," which shall be payable in equal monthly installments of 531,857.15; plus
b)	Additional Rent as provided in Article 4 and elsewhere in this Lease.

Section 3.2. Manner of Payment. Tenant shall pay Fixed Monthly Rent and Additional Rent immediately upon the same becoming due and payable, without demand therefor, and without any abatiment except as set forth in this Lease, set off or deduction whatsoever, except as may be expressly provided in this Lease. Landlord's failure to submit statements to Tenant stating the amount of Fixed Monthly Rent or Additional Rent then due, including Landlord's failure to provide to Tenant a calcdlation of the adjustment as required in Section 3.3 or the Escalation Statement referred to in Artiqle 4, shall not constitute Landlord's waiver of Tenant's requirement to pay the Rent called for herein, unless Landlord fails to provide an Escalation Statement described in Article 4 within three (3) years after the calendar year to which such Escalation Statement is applicable, in which event Landlord shalllbe deemed to have waived its right to collect any Additional Rent for such calendar year for which Tenant had not theretofore been billed. Tenant's failure to pay Additional Rent as, provided herein shall constitute a material default equal to Tenant's failure to pay Fixed Monthly Rent when due.

Rent shall be payable in advance on the first day of each and every calendar month throughout the Term, in lawful money of the United States of America, to Landlord at 11400 West Olympic Boulevard, Suite 150, Los Angeles, California 90064, or at such other place(s) as Landlord designates in writing to Tenant. Tenant's obligation to pay Rent shall begin on the Commencement Date and continue throtighout the Tenn, without abatement, setoff or deduction, except as otherwise specified hcreinbelow.

Concurrent with Tenant's execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the Fixed Monthly Rent due for the first month of the Term.

Section 3.3. Fixed Monthly Rent Increase (Suite 1100 and 1400). Commencing on September I, 2007, and continuing through August 31, 2008, the Fixed Monthly Rent payable by Tenant shall Mcrease froml $31,857.15 per month to $33,131.44 per month.

Commencing on September 1, 2008, and continuing through August 31, 2009, the Fixed Monthly Rentpayable by Tenant shall increase from $33' 131.44 per month to $34,456.69 per month.

Commencing on September 1, 2009, and continuing through August 31, 2010, the Fixed Monthly Rentlpayable by Tenant shall increase from $34,456.69 per month to $35,834.96 per month.

Commencing on. September I, 2010; and continuing throughout the remainder of the initial Tenn, the Fixed Monthly Rent payable by Tenant shall increase from $35,834.96 per month to S37,268.36 per month.

Section 3.4. Tenant's Payment of Certain Taxes. Tenant shall, within thirty (30) days following Tendnt's receipt of substantiating documentation from Landlord, reimburse Landlord, as Additional Rent; for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord when:

a)	assessed on measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises;

b)
assessed on or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City or County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord), but solely when levied by the appropriate City or County agency in lieu of or as an adjunct to, such business license(s), fees or taxes as would otherwise have been payable by Tenant directly to such taxing authority; or

c)	upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof.

Said taxes shall be due and payable whether or not now customary or within the contemplation of Landlord and Tenant. Notwithstanding the above, in no event shall the provisions of this Section 3.4 serve to entitle Landlord to reimbursement from Tenant for any federal, state, county or city income tax payable by Landlord or the managing agent of Landlord, or any gift, estate, transfer or inheritance taxes assessed against Landlord or any of its partners, shareholders or members.

Section 3.5. Certain Adjustments. If

a)	the Commencement Date occurs on other than January 1st of a calendar year or the Lease expires or terminates on other than December 31st of a calendar year; or

b)
any abatement of Fixed Monthly Rent or Additional Rent occurs during a calendar year, thenIthe amount payable by Tenant or reimbursable by Landlord during such year shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

If the Commencement Date occurs on other than the first day of a calendar month, or the Lease expires on a day other than the last day of a calendar month, then the Fixed Monthly Rent and Additional Rent payable by Tenant shall be appropriately apportioned on a prorata basis for the number of days remaining in the month of the Term for which such proration is calculated.

If the amount of Fixed Monthly Rent or Additional Rent due is modified pursuant to the terms of this Lease, such modification shall take effect the first day of the calendar month immediately following the date such modification would have been scheduled.

Section 3.6. Late Charge and Interest. Tenant acknowledges that late payment by Tenant to Landlord of Fixed Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to fix. Such costs include, withOut limitation, processing and, accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises.

Therefore, if any installment of Fixed Monthly Rent or Additional Rent and other payment due from Tenant hereunder is not received by Landlord within five (5) business days of the date it becomes due, Tentint shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late, charge represents a fair and reasonable settlement against the costs that Landlord will incur by reason of Tenant's late payment. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

Every installment of Fixed Monthly Rent and Additional Rent and any other payment due hereunder from Tenant to Landlord which is not paid within twelve (12) days after the same becomes due and payable shall, in addition to any Late Charge already paid by Tenant, bear interest at the rate of ten percent (10%) per annum from the date that the same originally became due and, payable until the date it is paid. Landlord shall bill. Tenant for said interest, and Tenant shall pay the same within five (5) business days of receipt of Landlord's billing.

Notwithstanding the foregoing, Tenant shall not be assessed any late charge for the first two (2) late payMents in each twelve (12) month period of the Term so long as Tenant pays such amount within five (5) husiness days of Tenant's receipt of written notice that such amount has not been paid.

Section 3.7. Security Deposit Concurrent with Tenant's execution and tendering of this Lease to Landlord, Tenant shall deposit the sum of $37,268.36 (the "Security Deposit"), which amount Tenant shall; thereafter at all times maintain on deposit with Landlord as security for Tenant's full and faithful observance and performance of its obligations under this Lease (expressly including, without limitation, the payment as and when due of the Fixed Monthly Rent, Additional Rent and any other sums or damages payable by Tenant hereunder and the payment of any and all other damages for which Tenant shall; be liable by reason of any act or omission contrary to any of said covenants or agreements). Landlord shall have the right to commingle the Security Deposit with its general assets and shall not be obligated to pay Tenant interest thereon.

If at any time Tenant defaults in the performance of any of its obligations under this Lease, after the expiration of any applicable notice and cure period, then, Landlord may

a)	apply as much of the Security Deposit as may be reasonably necessary to cure Tenant's non-payment of the Fixed Monthly Rent, Additional Rent and/or other sums or damages due from Tenant; and/or;

h)
 if an Event of Default (as hereinafter defined) has occurred; apply so much of the Security Deposit as May be reasonably necessary to reimburse all expenses incurred by Landlord in curing such default; or

c)
 if the Security Deposit is insufficient to pay the sums specified in Section 3.7 (a) or (h), elect to apply the entire Security Deposit in partial payment thereof, and proceed against Tenant pursuant to the provisions of Article 17 and Article 18 herein.

If as a result of Landlord's application of any portion or all of the Security Deposit, the amount held by Landlord declines to less than $37,268.36, Tenant shall, within ten (10) days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Security Deposit to the amount specified hereinabove. Tenant's failure to deposit said amount shall constitute a material breach of this Lease.

At the expiration or earlier termination of this Lease, Landlord shad deduct from the Security DepOsit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any costs required to cure Tenant's default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest, all or such part of the Security Deposit as then remains on deposit with Landlord.

ARTICLE 4
ADDITIONAL RENT

Section 4.1. Certain Definitions. As used in this Lease:

a)	''Escalation Statement" means a statement by Landlord, setting forth the amount payable by Tenant Or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 4.

b)
"Operating Expenses" means the followinu in a referenced calendar year including the Base Year as hereinafter defined, calculated assuming the Building is at least ninety-five percent (95%) occupied: all costs of management, operation, maintenance, and repair of the Building.

By way of illustration only Operating Expenses shall include, but not be limited to management fees paid by Landlord to any third-party, which shall not exceed those reasonable and customary in the geographic area in which the Building is located; water and sewer charges; any and all insurance premiums not otherwise directly payable by Tenant; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools.

Operating Expenses shall also include the cost or portion thereof of those capital improvements made to the Building by Landlord during the Term:

i)	to the extent that such capital improvements reduce other direct expenses, when the same were made to the Building by Landlord after the Delivery Date, or

ii)	that are required under any governmental law or regulation that was not applicable to the Building as of the Delivery Date.

Said capital improvement costs, or the allocable portion thereof (as referred to in clauses (i) and 6i) above), shall be amortized over the useful life of any such capital improvement pursuant to generally-accepted accounting principles, together with interest on the unamortized balance at the rate of ten percent (10%) per, annum.

Operating Expenses shall also include all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments Paid during a calendar year (or portion thereof) upon or with respect to the Building and the personal Property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 for which Tenant or other tenants in the Building are liable) including fees of counsel and experts, reasonably incurred by or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof, (collectively "Appeal Fees"), but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant. However, in no event shall the portion of Operating Expenses used to calculate any billing to Tenant attributable to real estate taxes and assessments for any expense year be less than the billing for real estate taxes and assessments during the Base Year.

Operating Expenses shall also include, but not be limited to the premiums for the following insurance coverage: all-risk, structural, fire, boiler and machinery, liability, earthquake and for replacement of tenant improvements to a maximum of $35.00 per usable square foot, and for such other coverage(s), and at such policy limit(s) as Landlord deems reasonably prudent and/or are rcquired by any lender or ground lessor, which coverage and limits Landlord may, in Landlord's reasonable discretion, change from time to time, subject to the following paragraph
.
If, in any calendar year following the Base Year, as defined hereinbelow (a "Subsequent Year"), a new expense item (e.g. earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year During each Subsequent Year the same amount shall continue to be included in the computation of Operating Expenses for the Base Year resulting in each, such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted.

Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is in any Subsequent Year no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operatino Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included. However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount Of said expense item originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.
i)	Any ground lease rental;

ii)	The costs of repairs to the Building and the Real Property, to the extent the costs of such repairs is reimbursed by the insurance carried by Landlord or subject to award under any eminent domain porceeing

iii)
Costs, including permit, license and inspection costs, incurred with respect to the installation of Tenant's or other occupant's improvements or incurred in renovating or otherwise imporving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Building.

iv)	Depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services. In such a circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined pursuant to generally accepted accounting principles, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest allocation was calculated;

v)
Marketing costs, including leasing commissions, attorneys' fees incurred in connection with the neootiation and preparation of letters, deal memos, letters of intent, leases subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

vi)	Expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

vii)	Costs incurred due to Landlord's or any tenant of the Building's violation, other than Tenant, of the terms and conditions of any lease or rental agreement in the Building;

viii)
That portion of any billing by Landlord, its subsidiaries or affiliates for goods and/or services in the Building, to the extent that such billing exceeds the costs of such goods and/or services if rendered by an unaffiliated third parties on a competitive basis;

ix)	Costs incurred by Landlord for structural earthquake repairs or any seismic retrofit requirements necessitated by the January 17, 1994 earthquake that occurred in the vicinity of the Building;

x)	Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;

xi)	Costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs (including attorneys' fees and costs of, settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord's ownership of the Building;

xii)	Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants of the Building;
xiii)	Electric, gas or other power costs for with Landlord has been directly reimbursed by another tenant or occupant of the Building, or for which any tenant directly contracts with the local public service company;

xiv)
Tax penalties and interest incurred as a result of Landlord's negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant's nonpayment of rent;

xv)
Costs incurred by Landlord to comply with notices of violation of any applicable laws or ordinances including the Americans With Disabilities Act, as amended, when such notices are for conditions existing prior to the Delivery Date;

xvi)	Any charitable or political contributions;

xvii)	The purchase or rental price of any sculpture, paintings or other object of art, whether or not installed in, on or upon the Building;

xviii)	Any compensation paid or expenses reimbursed to clerks, attendants or other persons working in any commercial concession(s) operated by Landlord, and any services provided, taxes attributable to and costs incurred in connection with the operation of any retail, parking or restaurant operations in the Building;

xix)	Any accelerated payment(s) made at Landlord's election on obligations undertaken by Landlord which would not otherwise become due, to the extent that such accelerated payment(s) exceed the amount otherwise payable had Landlord not elected to accelerate payment thereof. Notwithstanding such exclusion, the balance of such accelerated payment shall be included by Landlord in operating expense calculations for succeeding years, as if the payment had been made when originally due prior to such acceleration.

xx)	Costs, including attorneys' fees`and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building;

xxi)	Insurance deductibles in excess of reasonable and customary deductible amounts;

xxii)	Costs of repairs that would have been covered by casualty insurance but for Landlord's failure to maintain casualty insurance to cover the replacement value of the Building as required by this Lease;

xxiii)	Capital expenditures not otherwise permitted hereunder;

xxiv)	The assessment or billing of operating expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total expenses for the calendar year in question;

xxv)	Any cost or expenditure for which Landlord may be reimbursed, whether by insurance proceeds, warranties, service contracts or otherwise, except through rent adjustment or other tax or operating expense pass-through provisions;

xxvi)	Salaries, fringe benefits and other compensation of employees above the grade of building manager;

xxvii)	Expenses for painting, redecorating or other work which Landlord, at its expense, performs for Tenant or for any other tenant in leased areas of the Building other than painting, redecorating or other work for common areas of the Building;

xxviii)	The cost of alterations, additions, changes or decorations (including leasehold improvements, construction allowances and work letters) made for or paid to any tenant of the Building or made in order to prepare space in the Building for occupancy by a tenant;

xxix)	The cost of repairs in or to a tenant's premises incurred by reason of breach by a tenant of its lease for the space in the Building;

xxx)	Payments for rented equipment the cost of which would constitute a capital expenditure if the equipment was purchased;

xxxi)	Professional fees, not allocated to the operation of the Building and professional fees allocable to disputes with or preparation of leases for other tenants and prospective tenants of the Building;

xxxii)	The costs of services or other benefits provided to other tenants of the Building without charge, but which are only provided to Tenant by payment of a seperate charge;

xxxiii)	Cost, expenses, fines and penalties incurred by the Lanlord due to a violation by Landlord of any lease or of any laws or legal requirements;

xxxiv)	Any bad debt loss, rent loss or reserves for bad debts or rent loss;

xxxv)	The cost and expense incurred by Landlord in furnishing any service to any retail or non-office portions of the Building which is not furnished to the office space portions of the Building;

xxxvi)	The cost of any judgment resulting from any tort liability of Landlord and any attorneys' fees incurred in connection with the same;

xxxvii)
The cost of correcting defects in building construction for the Building including noncompliance with governmental codes and laws, and repairs or replacements caused by Landlord's negligence or the negligence, of its agents, employees or contractors;

xxxviii)
Any expenses, costs and disbursements relating to or arising in any way, directly or indirectly from handling, removal, treatment, disposal or replacement of asbestos, asbestos containing materials or other Hazardous Materials in the Building;

xxxix)	Costs reimbursed to Landlord by governmental authorities; and

xxxx)
All other items which under generally accepted accounting principles, as consistently applied in the real estate industry for first-class office buildings are properly classified as capital expenditures except, however, as specifically permitted by this Lease.

d)	"Tenant's Share means 5.50%, which is calculated by dividing the Usable Area of the Premises (11,357 square feet) by the Usable Area of the Building (206,488 square feet) multiplied by 100.

Section 4.2. Calculationof Tenant's Share of Increases in Operating Expenses. If commencing withrthe calendar year 2008, the Operating Expenses for any calendar year during the Term, or portion thereof, (including the last calendar year of the Term), have increased over the Operating Expenses for the Calendar year 2007 (the "Base Year"), then within thirty (30) days after Tenant's receipt of Landlord's computation of such increase (an "Escalation Statement"), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such increase by Tenant's Share. if Landlord fails to provide an Escalation Statement within three (3) years after the calendar year to which suchiEscalation Statement is applicable, Landlord shalt be deemed to have waived its right to collect any Additional Rent for such calendar year for which Tenant had not theretofore been billed.

Landlord may at or after the start of any calendar year subsequent to the Base Year notify Tenant or the amount which Landlord estimates will be Tenant's monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be added to the Fixed Monthly Rent payments required to be made by Tenant in such year If Tenant's Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or if applicable, Tenant shall either receive a credit against any Fixed Monthly Rent and/or Additional Rent next accruing for any sum I owed Tenant, or if Landlord's Escalation Statement is rendered after the expiration or earlier termination of this Lease and indicates that Tenant's estimated payments have exceeded the total amount to which Tenant was obligated, then provided that Landlord is not owed any other sum by Tenant, Landlord shall issue a cash refund to Tenant within thirty (30) days after Landlord's completion of such Escalation Statement.

Section 4.2.1 Audit Right. Within one (1) year after receipt, of a statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the statement, an accountant (which accountant is not working on a contingency fee basis and which shall be hereinafter referred to as "Tenant's Accountant"), designated and paid for by Tenant, may after reasonable notice to Landlord and at reasonable times, inspect and copy Landlord's records with respect to such statement at Landlord's offices, provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period and Tenant has paid all amounts required to be paid under the applicable statement. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a mutually acceptable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within one (1) year of Tenant's receipt of such statement shall be deemed to be Tenant's approval of such statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord (which accountant has not previously been retained by Landlord and which shall he hereinafter referred to as "Landlord's Accountant") and subject to Tenant's reasonable approval; provided that if such determination by Landlord's Accountant proves that Operating Expenses were overstated by more than five percent (5%), then the overstated amount shall be repaid to Tenant and the cost of Landlord's Accountant and the costs of Tenant's Accountant shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect and copy Landlord's books and records and io contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 4.2 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Operating Expenses payable by Tenant. In the event Tenant does not agree as to the determination made by Landlord's accountant, Tenant may notify Landlord that Tenant desires to have such disagreement determined by an arbiter, and within fifteen (15) days thereafter Landlord and Tenant shall designate a certified public accountant (the ?Arbiter") whose determination made in accordance with this Section 4.2 shall be binding upon the arties. If Tenant fails to notify Landlord of Tenant's desire to have such disagreement determined by an Arbiter within 60 days after the determination of Landlord's Accountant, then the determination of Landlord's Accountant shall be conclusive and binding on Tenant. IT the Arbiter Shall substantially confirm the determination of Landlord's Accountant, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant, The Arbiter shall be a member of a national independent certified public accounting firm, which has not been previously employed by Landlord or Tenant and with not less than ten (10) years experience in commercial leasing. If Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within fifteen (15) days after receipt of written notice from Tenant requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants meeting the requirements set forth above who are acceptable to Tenant, then either party shall have the right to request, the American Arbitration Association, Jams/endispute (or any organization which is the successor thereto) (the qA.A.A") to designate as the Arbiter a member of a national certified public accounting firm whose written determination shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as provided above in the case of the Arbiter designated by Landlord and Tenant. The Arbiter's written determination shall be made within thirty (30) days of the Ai, -biter's appointment and shall only apply to the additional rent in dispute. In rendering such written determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease. If Tenant shall prevail in such contest, Landlord shall make an appropriate refund to Tenant Within thirty (30) days of the written determination of the Arbiter.

Section 4.3. Tenant's Payment of Direct Charges, as AdditionalRent. Tenant shall promptly and duly; pay all costs and expenses incurred for or in connection with any Tenant Change (as such term is defined in Section 12.12 of this Lease) or Tenant Service (as such term is defined in Section 8.10 of this Lease), and discharge any mechanic's or other lien created against the Premises, Building or the Real Property arising as a result of or in connection with any Tenant Change or Tenant Service as Additional Rent by paying the same, bonding or manner otherwise provided by law.

Any other cost, expense, charge, amount or sum (other than Fixed Monthly Rent) payable by Tenant as provided in this Lease shall also be considered Additional Rent.

Certain individual items of cost or expense may, in the reasonable determination of Landlord, be separately charged and billed to Tenant by Landlord, either alone or in conjunction with another party or parties, if they are deemed in good faith by Landlord to apply solely to Tenant and/or such other party or parties and are not otherwise normally recaptured by Landlord as part of normal operating expenses. Insofar as is reasonable, Landlord shall attempt to give Tenant prior notice and the opportunity to cure any circumstance that would give rise to such separate and direct, billing.

Said separate billing shall be paid as Additional Rent, regardless of Tenant's Share. Such allocations by Landlord shall be binding on Tenant unless patently unreasonable, and shall be payable within ten (10) days after receipt of Landlord's billing therefor.
ARTICLE`5
ETHICS

Section 5.1. Ethics. Landlord and Tenant agree to conduct their business or practice in compliance with any appropriate and applicable codes of professional or business practice.

ARTICLE 6
USE OF PREMISES

Section 6.1. Use. The Premises shall only be used for general office use consistent with the operation of a first-class office building on the;Olympic Corridor in the West Los Angeles area (the "Specified Use") and for no other purposes, without Landlord's prior written consent, which consent shall be in Landlord's sole discretion. Any proposed revision of the Specified Use by Tenant shall be for a use consistent with those customarily found in first-class office buildings. Reasonable grounds for Landlord withholding its consent shall include. but not be limited to:

a)	the proposed use will place a disproportionate burden on the Building systems;

b)	the proposed user is for governmental or medical purposes or for a company whose primary business is that of conducting boiler-room type transactions or sales;

c)	the proposed use would generate excessive foot traffic to the Premises and/or Building.

So long as Tenant is in control of the Premises, Tenant covenants and agrees that it shall not use, suffer or permit any person(s) to use all or any portion of the Premises for any purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the City or County of Los Angeles, or other lawful authorities having jurisdiction over the Building,

Tenant shall not do or permit anything to be done in or about the Premises which will materially obstriict or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure them; Tenant shall not use or allow the Premises to be used for any pornographic or violent purposes, nor shall Tenant cause, commit, maintain or permit the continuance of any nuisance or waste in, on or aboui the Premises. Tenant shall not use the Premises in any manner that in Landlord's reasonable judgrhent would adversely affect or interfere with any services Landlord is required to furnish to Tenant or to any other tenant or occupant of the Building, or that would interfere with or obstruct the proper and economical rendition of any such service.

Section 6.2. Exclusive Use Landlord represents that Tenant's Specified Use of the Premises does not conflict with exclusive use provisions granted by Landlord in other leases for the Building. Landlord further agrees that it shall, in the future, not grant an exclusive use privilege to any other tenant in the Building that will prevent Tenant from continuing to use the Premises for its Specified Use.

Tenant acknowledges and agrees that it shall not engage in any of the uses specified hereinbelow, for NvItich Landlord has already granted exclusive rights:

As a primary business, an Italian-style restaurant.

Provided that Tenant has received written notice of the same from Landlord, and further provided that Landlord does not grant a future exclusive use right that'prohibits Tenant from engaging in the Specified Use then Tenant agrees that it shall not violate any exclusive use provision(s) granted by Landlord to other tenants in the Building.

Section 6.3.Rules and Regulations. Tenant shall observe and comply with the rules and regulations set forth in Exhibit C and such other and further reasonable and non-discriminatory rules and regulations as Landlord may make or adopt and communicate to Tenant at any time or from time to time, when said rules, in the reasonable judgment of Landlord, may be necessary or desirable to ensure the first-class operation, maintenance, reputation or appearance of the Building. However, if any conflict arises between the provisions of this Lease and any such rule or regulation, the, provisions of this Lease shall 'control.

Provided Landlord makes commercially reasonable efforts to seek compliance by all occupants of the building with the rules and regulations adopted by Landlord, Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with said rules and regulations.

ARTICLE  7
CONDITION UPON VACATING & REMOVAL OF PROPERTY

Section 7.1. Condition upon Vacating. At the expiration or earlier termination of this Lease, Tenant shall;

a)
 terminate its occupancy of quit and surrender to Landlord, all or such portion of the Premises upon Which this Lease has so terminated, broom-clean and in substantially similar condition as received except for:

i)	ordinary wear and tear, or

ii)
loss or damage by fire or other casualty which shall not have been caused by the gross negligence or willful misconduct of Tenant or its agents, clients, contractors, employees, invitees, licensees, officers, partners or shareholders; and

b)
surrender the Premises free of any and all debris and trash and any of Tenant's personal property, furniture, fixtures and equipment that do not otherwise become a part of the Real Property, pursuant td the provisions contained in Section 7.2 hereinbelow; and,

c)
at Tenant's sole expense, forthwith and with all due diligence remove any Specialty Alteration (as liereinafter defined) made by Tenant, provided Landlord has previously notified Tenant of its obligation to remove such Specialty Alteration at the time Landlord approved Tenant's request for such Specialty Alteration. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Alterations, Landlord may do so and may charge the reasonable cost thereof to Tenant. For purposes of this Lease, "Specialty Alterations" shall mean any Tenant Change, work, alteration or installation that are not typical or standard office alterations. Tenant shall have no obligation to remove any Tenant Change or other work, alteration or installation that is not a Specialty Alteration. Tenant shall not be obligated to remove any of the IMprovements (as such term is defined in Exhibit B).

Section 7.2.Tenant's Property. All fixtures, equipment, improvements and installations attached or builtlinto the Premises at any time during the Term shall, at the expiration or earlier termination of this Lease, be deemed the properly of Landlord; become a permanent part of the Premises and remain therein. However, if said equipment, improvements and/or installations can be removed without causing any structural damage to the Premises, then, provided after such removal Tenant restores the Premises to the condition existing prior to installation of Tenant's trade fixtures or equipment Tenant shall be permitted, at Tenant's sole expense, to remove said trade fixtures and equipment.

ARTICLE 8
UTILITIES AND SERVICES

Section 8.1. Normal Building Hours / Holidays. The "Normal Business Hours" of the Building, during which Landlord shall furnish the services specified in this Article 8 are defined as 8:00 A.M. to 6:001 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, any one or more Holiday(s) excepted.

The ‘`Holidays" which shall be observed by Landlord in the Building are defined as any federally-recognized holiday and any other holiday specified herein, which are New Years Day, Presidents' Day, Mentorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a '`Holiday"). Tenant acknowledges that the Building shall be closed on etich and every such Holiday, and Tenant shall not be guaranteed access to Landlord or Landlord's manging agent(s) on each such Holiday.

Section 8.2. Access to the Building and General Services. Subject to Force Majeure and any power outage(s) which may occur in the Building when the same are out of Landlord's reasonable control, Landlord shall furnish the following services to the Premises twenty-four (24) hours per day, seven days per Week:

a)	during Normal Business Hours, bulb replacement for building standard lights;
b)	access to and use of the parking facilities for persons holding valid parking permits;
c)	access to and use of the elevators and Premises;
d)	use of electrical lighting on an as-needed basis within the Premises; and
e)	use of a reasonable level of water for kitchen and toilet facilities in the Premises and common area bathrooms.

Section 8.3. Janitorial Services. Landlord shall furnish the Premises with reasonable and customary janiterial services five (5) days per business week, except when the Building is closed on any Holiday. Landlord shall retain the sole discretion to choose and/or revise the janitorial company providing said services to the Premises and/or Building.

Section 8.4. Security Services. Tenant acknowledges that Landlord currently provides uniformed guard service to the Building twenty-four (24) hours per day, seven (7) days per week, solely for the purposes of providing surveillance of, and information and directional assistance to persons entering the Building.

Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant's property or person or the property or persons of Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders. Tenant agrees and acknowledges that except in the case of the gross negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any manner whatsoever arising out of the failure of Landlord's guard service to secure any person or property from harm.

Tenant agrees and acknowledges that Landlord, in Landlord's sole discretion, shall have the option, but not the obligation to add, decrease, revise the hours of and/or change the level of services being provided by any guard company serving the Building, so long as such services are in keeping with the standards of Comparable Buildings. Tenant further agrees that Tenant shall not engage or hire any outside guard or security company without Landlord's prior written consent, which shall be in Landlord's sole discretion.

Section 8.5. Utilities. During Normal Business Hours Landlord shall furnish a reasonable level of water, heat, ventilation and air conditioning ("HVAC") to the Premises consistent with that provided by landlords of comparable first-class office buildings in the West Los Angeles area and a sufficient amount of electric current to provide customary business lighting and to operate ordinary office business machines, such as a single personal computer and ancillary printer per one hundred tmd twenty (120) rentable square feet contained in the Premises, facsimile machines, small copiers customarily used for general office purposes, and such other equipment and office machines as do not result in above standard use of the existing electrical system. So long as the same remain reasonably cost competitive, Landlord shall retain the sole discretion to choose the utility vendor(s) to supply such services to the Premises and the Building.

Except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned and/or delayed, Tenant shall not install or use any equipment, apparatus or device in the Premises that requires the installation of a 220 voltage circuit; consumes more than five (5) kilowatts per hour per, item; or the aggregate use ofwhich will in any way increase the connected load to more than 5 Watt's per square foot, or cause the amount of electricity to be furnished or supplied for use in the PreMises to more than 1.2 kWh per usable square foot, per month.

Except with the prior written consent of Landlord, Tenant shall not connect any electrical equipment to the electrical system, of the Building, except through electrical outlets already existing in the Premises, nor shall Tenant pierce, revise, delete or add to the electrical, plumbing, mechanical or HVAC systems in the Premises.

Section 8.6. After Hours HVAC and/or Excess Utility Usage. If Tenant requires HVAC service during other than Normal Business Hours ("Excess HVAC"), Tenant shall make its request in writing at least three (3) hours before the close of the normal business day. Otherwise, Landlord shall have no obligation to provide Excess HVAC. Tenant's request shall be deemed conclusive evidence of its willingness to pay Landlord's actual costs specified herein, As of the date of the Lease, the prevailing afterThours HVAC charge in the Building is $65.00 per hour.

If Tenant requires electric current in excess of the amounts specified hereinabove, water or gas in excess of that customarily furnished to the Premises as office space ("Excess Utility Use"), Tenant shall first (procure Landlord's prior written consent to such Excess Utility Use, which Landlord may reasonably refuse.

In lieu of Landlord's refusal, Landlord may cause a meter or sub-meter to be installed to measure the amount of water, gas and/or electric current consumed by Tenant in the Premises. The cost of any such meter(s), and the installation, maintenance, and repair thereof; shall be paid by Tenant as Additional Rent

After completing installation of said meter(s), and/or if Tenant requests Excess HVAC, then Tenant shallipay, as Additional Rent, within thirty (30) calendar days after Tenant's receipt of Landlord's billing, for the actual amounts of all water, steam, compressed air, electric current and/or Excess HVAC consumed beyond the normal levels Landlord is required herein to provide. Said billing shall he calcUlated on the usage indicated by such meter(s), sub-meter(s), or Tenant's written request, therefor, and shall be issued by Landlord at the rates charged for such services by the local public utility lumiShing the same, plus any additional expense reasonably incurred by Landlord in providing said Excess Utility Use and/or in keeping account of the water, steam, compressed air and electric current so consumed.

Section 8.7. Changes affecting HVAC. Tenant shall also pay as Additional Rent for any additional costs) Landlord incurs to repair any failure of the HVAC equipment and systems to perform their function when said failure arises out of or in connection with any change in, or alterations to, the arrangement of partitioning in the Premises after the Delivery Date, or from occupancy by, on average, more than one person for every two hundred and fifty (250) usable square feet of the Premises, or from Tenant's failure to keep all HVAC vents within the Premises free of obstruction.

Section 8.8. Damaged or Defective Systems. Tenant shall give written notice to Landlord within twenty-four (24) business hours of any alleged damage to, or defective condition in any part or appurtenance of the Building's sanitary, electrical, HVAC or other systems serving, located in, or passing throtigh, the Premises. Provided that the repair or remedy of said damage or defective condition is within the reasonable control of Landlord, it shall be remedied by Landlord with reasonable diligence. Otherwise, Landlord shall make such commercially reasonable efforts as may be available to Landlord to effect such remedy or repair, but except in the case of Landlord's gross negligence and/or willful misconduct or the gross negligence and/or willful misconduct of Landlord's agents, contractors, direetors, employees, officers, partners, and/or shareholders, Landlord shall not be liable to Tenant for any failure thereof.

Tenant shall not be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless:

a)	the same was caused by Landlord's gross negligence or willful misconduct while operating or maintaining the Premises or the Building;

b)	the damage or defective condition has substantially prevented Tenant from conducting its normal business operations; and

c)
Landlord shall have failed to commence the remedy thereof and proceeded with reasonable diligence to complete the same after Landlord's receipt of notice thereof from Tenant.furthermore, if such damage or defective condition was caused by, or is attributed to, a Tenant Change or the gross negligence or willful misconduct of Tenant or its employees, licensees or invitees:

d)	the cost of the remedy thereof shall be paid by Tenant as Additional Rent pursuant to the provisions of Section 4.3;

e)	in no event shall Tenant be entitled to any abatement of rent as specified below: and

f)	Tenant shall be estopped from making any claim for damages arising out of Landlord's repair thereof

Section 8.9. Limitationon Landlord's Liability for Failure to Provide Utilities and/or Services. Except in the case of Landlord's gross negligence or willful misconduct or the;gross negligence or willful misconduct of Landlord's agents, contractors, directors, employees, licensees, officers, partners or shareholders, Tenant hereby releases Landlord from any liability for damages, by abatement of rent or otherwise, for any failure or delay in furnishing any of the services or utilities specified in this Article 8 (incliKling, but not limited to telephone and telecommunication services), or for any diminution in the quality or quantity thereof.

Tenant's release of Landlord's liability shall be applicable when such failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by Landlord's inability to secure electricity, gas, water or other fuel at the Building after( Landlord's reasonable effort to do so, by accident or casualty whatsoever, by act or default of Tenant or parties other than Landlord, or by any other cause beyond Landlord's reasonable control. Such failures, delays or diminution shall never be deemed to constitute a constructive eviction or disturbance of Tenant's use and possession of the Premises, or serve to relieve Tenant from paying Rent or performing any of its obligations under the Lease.

Furthermore, Landlord shall not be liable under any circumstances for a loss of injury to, or interference with Tenant's business, including, without limitation, any loss of profits occurring or arising through or in connection with or incidental to Landlord's failure to furnish any of the services or utilities required by this Article 8.

Notwithstanding the above, Landlord shall use commercially reasonable efforts to remedy any delay, defect or insufficiency in providing the services, and or utilities required hereunder.

Notwithstanding the foregoing, if Tenant is prevented from using and does not use the Premises or any portion thereof, as a result of (i) Landlord's failure to provide services or utilities as required by this Lease, or (ii) Landlord's exercise of its rights under Section 12,11 below (an "Abatement Event"), then five 15) consecutive business days after Landlord's receipt of any such Notice (the "Eligibility Period"), Tena t shall give Landlord Notice of such Abatement Event and if such Abatement Event continues for and such failure is in no way attributable to or caused by the negligence or willful misconduct of

Tenant, then the Fixed Monthly Rent and Additional Rent shall be abated or reduced, as the case may be„after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("Unusable Area"), bears to the total rentable area of tile Premises; provided, however, in the event that Tenant is prevented from using, and does not use the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Monthly Rent and Additional Rent for the entire Premises shall be abated for such 1 time as Tenant continues to be so prevented from usMg, and does not use the Premises, If however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the pmportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Fixed Monthly Rent and Additional Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

Section 8.10. Tenant Provided Services. Tenant shall make no contract or employ any labor in connection with the maintenance, cleaning or other servicing of the physical structures of the Premises or for installation of any computer, telephone or other cabling, equipment or materials provided in or to the Premises (collectively and individually a "Tenant Service") without the prior consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not permit the use of any labor, material or equipment in the performance of any Tenant Service if the use thereof, in Landlord's reasonable judgment, would violate the provisions of any agreement between Landlord and any union providing work, labor or services in or about the Premises, Building and/or create labor disharmony in the Building.

ARTICLE 9
TENANT'S INDEMNIFICATION AND LIMITATION ON LANDLORD'S LIABILITY

Section 9.1. Tenant'sIndemnification and Hold Harmless. For the purposes of this Section 9.1, "Indemnitee(s)" shall jointly and severally refer to Landlord and Landlord's agents, clients, contractors, directors, employees, officers, partners, and/or shareholders.

Tenant shall indemnify and hold Indemnitees harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable attorneys fees and costs incurred in th;defense thereof) to which any Indemnitee may be subject or suffer to the extent arising out of the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant's agents, contractors, directors, employees, licensees, officers, partners or shareholders in connection with the use of work in construction to or actions in on upon or about the Premises, including any actions relating to the installation, placement, or removal of any Tenant Chang; improvements, fixtures and/or equipment in, on, upon or about the Premises.

Tenant's indemnification shall extend to any and all claims and occurrences, whether for injury to or death of any person or persons, or for damage to property (including any loss of use thereof), or otheliwise, occurring during the Term or prior to the Commencement Date (if Tenant has been given early access to the Premises for whatever pin-pose), and to all claims arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or provision of this Lease, or from the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant's agents, contractors, directors, employees, licensees, officers, partners or shareholders.

Section 9.2. Nullityof Tenant's Indemnification in Event of Negligence. Notwithstanding anything to the contrary contained in this Lease, Tenant's indemnification shall not extend to the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord's agents, contractors, directors, employees, officers, partners or shareholders, nor to such events and occurrences for which Landlord otherwise carries insurance coverage.

Section 9.3. Tenant's Waiver of Liability. Provided and to the extent that any injury or damage suffered by Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, officers, partners, and/or shareholders did not arise out of the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord's agents, contractors, employees, officers, partners or sharehOlders, Tenant shall make no claim against Landlord and Landlord shall not be liable or responsible in any way for and Tenant hereby waives all claims against Landlord with respect to or arisiniout of injury or damage to any person or property in or about the Premises by or from any cause whatsoever under the reasonable control or management of Tenant.

Section 9.4. Limitation of Landlord's Liability. Tenant expressly agrees that notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of Landlord and Landlord's agents,: contractors, directors, employees, licensees, officers, partners or shareholders, including any succesSor in interest thereto (collectively and individually the "Landlord Parties"), and any recourse by Tenant! against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount i which is equal to the interest of Landlord in the Building and any insurance or sale proceeds or profits received by Landlord.

Tenant specifically agrees that neither Landlord nor any of the Landlord Parties shall have any personal liability therefor. Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by through or under Tenant.

Section 9.5. Transfer of Landlord's Liability. Tenant expressly agrees that to the extent that any transferee assumes the obligations of Landlord hereunder, and provided Landlord has either transferred the coinpletc Security Deposit held pursuant to this Lease or refimded the same to Tenant as of the dine of such transfer, then the covenants and agreements on the part of Landlord to be performed under this Lease which arise and/or accrue after the date of such transfer shall not be binding upon Landlord herein named from and after the date of transfer of its interest in the Building.

Section 9.6. Landlord's Indemnification. Notwithstanding any contrary provision of this Lease, Landlord shall indemnify, and hold Tenant and Tenant's agents, clients, directors, officers, partners, emploYees, shareholders and contractors harmless from and against, any and all claims, causes of action, liabilities, losses, costs and expenses, including reasonable attorney's fees and court costs, arising from or in connection with:

a)
Any activity occurring, or condition existing, at or in the Building and/or the Real Property (other than in the Premises) when such activity or condition is under the reasonable control of Landlord, except and to the extent the same is caused by the negligence or willful misconduct of Tenant or Tenant's employees, agents, licensee, invitees, or contractors, or by Tenant's breach or default in the performance of any obligation under this Lease;

b)	Any activity occurring, or condition existing in the Premises when, and to the extent caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors; or
c)	Any breach by Landlord of any of Landlord's obligations under this Lease.

ARTICLE 10
COMPLIANCE WITH LAWS

SectiOn 10.1.Tenant's Compliance with Laws. Tenant shall not use permit to be used or permit anything to be done in or about all or any portion of the Premises which will in any way violate any laws, statutes, ordinances, rules, orders or regulations duly issued by any governmental authority having jurisdiction over the Premises or the provisions of this Lease, or by the Board of Fire Undenvriters (or any successor thereto) (collectively "Codes" or "Applicable Laws").

Section 10.2. TenanttoComply at SoleExpense. Tenant shall, at its sole expense, promptly remedy any violation of such Codes, provided, however, that nothing contained in this Section 102 shall require Tenant to make any structural changes to the Premises, unless such changes are required due to either Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders use of the Premises for purposes other than general office purposes consistent with ;.J. Class A office building.

Section 10.3.Conclusive Evidence of Violation.Intentionally Omitted.

Section 10.4. Landlord'sOperation of Building. Landlord shall operate, lease, manage and maintain the Bnilding, common areas, parking facilities and Real Property at all times during the Term in a first class Manner similar to other Class A office buildings located in along the Olympic Corridor in the West Los Angeles area of the Building.

ARTICLE 11
ASSIGNMENT AND SUBLETTING

Section 11.1.Permission Required for Assignment or Sublet. Unless Landlord's prior written consent has been given, which consent shall not be unreasonably withheld, conditioned and/or delayed (subject to the express provisions of this Article 11), this Lease shall not nor shall any interest herein, be assignable as to the interest of Tenant by operation of law; nor shall Tenant:

a)	assign Tenant's interest in this Lease; or
b)
sublet the Premises or any part thereof or permit the Premises or any part thereof to be utilized by anyone other than Tenant, whether as by a concessionaire, franchisee, licensee, permittee or otherwise (collectively, a "sublease")

In addition, except for Transfers under clauses (a) or (b), Tenant shall not mortgage, pledge, encumber or otherwise transfer this Lease, the Term, and/or estate hereby granted or any interest herein withOut Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion.

Any assignment, mortgage, pledge, encumbrance, transfer,or sublease (collectively, any `Transfer") without Landlord's prior written consent shall be voidable, and, in Landlord's sole election, shall constitute a material default under this Lease.

Seetion 11.2. Voluntary Assignment due to Changes in Structure of Tenant. Any dissolution, merger, consolidation, or other reorganization of Tenant, or the single sale or other transfer of a controlling percentage of the capital stock of Tenant (other than the sale of such stock pursuant to a nubile offering that results in a majority of the same members of the Board and executive officers remaining in control of said corporation) and or the single sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained herein, the preceding paragraph shall not apply to corporations whose stock is traded through a recognized United States exchange or over the counter.

Any withdrawal or change (whether voluntary, involuntary, or by operation of law) in the partnership by one or more partners who own, in the aggregate fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.

If Tenant is comprised of more than one individual, a purported assignment (whether voluntary, involuntary, or by operation of law), by any one of the persons executing this Lease shall be deemed a voluntary assignment.

Secion 11.2.1. Tenant Affiliated Companies/Restructuring of Business Organization. Any contrary provision of this Article 11, notwithstanding and provided Tenant is not in Default, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidary of (x) Tenant or (y) any person or entity which controls Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant or a person or entity which controls tenant, or (iii) any entity which purchases all or substantially all the assets or stock of Tenant, or (iv) any entity into which Tenant or a person or entity which controls Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Tenant Affiliates") shall not be deemed a Transfer under this Article 11 and thus shall not be subject to Landlord's prior consent, and Landlord shall not be entitled to any Net Rental Profit resulting therefrom, provided that:

a)	any such Tenant Affiliate was not formed as a subterfuge to avoide the obligations of this Article11;
b)	Tenant gives Landlord written notice of any such assignment or sublease to a Tenant Affiliate;
c)
if said transfer of Tenant's interest is accomplised through an assignment, assignee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment, all the obligations of Tenant under this Lease will respect to that portion of the Premises which is the subject of such Transfer; and

e)	Tenant and any Guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

If  Tenant fails to comply with the requirements of Section 11.2.1 (a) through (e), then any purported assignement or sublease which was made shall at the sole option of Landlord be made null, void and of no effect whatsoever.

Section 11.3. Request to. Assign or Sublease. If at any time during the Term, Tenant wishes to assign this Lease or any interest therein, or'to sublet all or any portion of the Premises, then at least twenty (20) days prior to the date when Tenant desires the assignment or sublease to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee or sublessee, business and personal credit applications completed on Landlord's standard application forms, and information (including references and such financial documentation as Landlord shall reasonably prescribe) 'concerning the character and financial condition of the proposed assignee or sublessee, the effective date of the assignment or sublease, and all the material terms and conditions of the proposed assignment, and with reference solely to a sublease: a detailed description of the space proposed to be sublet together with any rights of the proposed sublessee to use Tenant's improvements and/or ancillary services with the Premises.

Section 11.4.Landlord's Consent. Landlord shall have thirty (30) days after Tenant's notice of assignment and/or sublease is received with the financial information reasonably requested by Landlord (the ('Section 11.3 Notice") to advise Tenant of Landlord's (i) consent to such proposed assigrunent or sublease, or (ii) withholding of consent for reasonable reasons to such proposed assignment or sublease, in which event Landlord's notice shall be accompanied by an explanation of the reason for such disapproval, or (iii) election to terminate this Lease as to all of the space proposed to be sublet or as to the entire premises in the event of an assignment , such termination to be effective as of the date of the commencement of the proposed assignment or subletting (the "Effective Date"). If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or subtenant, and Tenant shall have no right to any of the rents or other consideration payable by such proposed assignee or subtenant under such other leasel or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant. Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole and absolute discretion. Landlord and Tenant specifically agree that Landlord's right to terminate this Lease under clause (iii) above is a material consideration for Landlord's agreement to enter into this Lease and such right may be exercised in Landlord's sole and absolute discretion and no test of reasonableness shall be applicable thereto.

11.4.1. Recapture Right Notice. In as much as Landlord has the right per Section 11.4(i6) above to elect to terminate the Lease as to all of the space proposed to be sublet or as to the entire premises in the event of an assignment, prior to giving Landlord a Section 11.3 Notice, Tenant may, give Landlord an advance written notice prior to Tenant actually selecting a broker to go to the marketplace to procure any specific transferee (in which case such advance notice from Tenant shall specify, with particularity whether Tenant intends to assign this Lease or sublease all or a specified portion of the Premises, and if a sublease, such advance notice shall also specify the term of the intended sublease (the "Recapture Right Notice").

11.4.2 Retractionof Transfer Notice or Recapture Right Notice. Tenant shall have the right to retract Tenant's Section 11.3 Notice, or Recapture Right Notice upon written notification given to Landlord within five (5) business days of the date of Landlord's notice to Tenant electing to terminate the Lease. If Tenant does not timely provide Landlord with Tenant's notice retracting Tenant's Section 11.3 Notice or Recapture Right Notice and

(1)
Landlord terminates the Lease in whole, in the case of an assignment or a sublease of all of the Premises for a portion of the then Lease Term, then neither Landlord nor Tenant shall be liable to the other under the Lease from and after the Effective Date, except for matters, which shall have arisen prior to such date; or

(2)
Landlord terminates the Lease in part in the case of a sublease of a portion of the Premises, then neither Landlord nor Tenant shall be liable to the other under the Lease with respect to said proposed subleased portion from and after the Effective Date, except for matters, which shall have arisen prior to such date.

11.4.3 Consent Criteria. Tenant acknowledges that Landlord's consent shall be based upon the criteria listed in Sections 11.4 (a) through (e) below, and subject to Landlord's right to unilaterally disapprove of any proposed assignment and/or sublease, based on the existence of any condition contained within Section 11.5 hereinbelow. If Landlord provides its consent within the time period specified, Tenant shall be free to complete the assignment and/or sublet such space to the party contained in Tenant's notice, subject to the following conditions:

a)	The assignment and/or sublease shall be on the same terms as were set forth in the notice given to Landlord;

b)
The assignment and/or sublease shall be documented in a written format that is reasonably acceptable to Landlord, which form shall specifically include the assignee's and/or sublessee's acknowledgement and acceptance of the obligation contained in this Lease, in so far as applicable;

c)
The assignment and/or sublease shall not be valid, nor shall the assignee or sublessee take possession of the Premises, or subleased portion thereof, until an executed duplicate original of such sublease and/or assignment has been delivered to Landlord;

d)	Theassignee and/or sublessee shall have no further right to assign this Lease and/or sublease the Premises, except as permitted herein;

e)
In the event of any Transfer, Landlord shall receive as Additional Rent hereunder (and without affecting or reducing any other obligation of Tenant under this Lease) fifty percent (50%) of Tenant's "Net Rental Profit" derived from such Transfer. In the event of a Transfer which is a sublease, "Net Rental Profit" shall mean all rent, Additional Rent or other consideration actually received by Tenant during the term of such sublease from such subtenant and/or actually paid by such subtenant to Tenant in connection with the space covered by the sublease ("Transferred Space") less: (1) the gross revenue paid to Landlord by Tenant durinu the sublease term with respect to the Transferred Space; (2) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee; (3) reasonable brokers' commissions; (4) reasonable attorneys' fees; (5) costs of advertising the space for sublease; and (6) unamortized cost of initial improvements to the Premises by Tenant (items (1) through (6) referred to' collectively as the "Subleasing Costs"). In the event of a Transfer other than a. sublease, "Net Rental Profit" shall mean key money, bonus money or other consideration paid by the Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. If part of the'Net Rental Profit shall be payable by the Transferee other than in  cash, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord exist and sends Tenant a notice requesting such information, Tenant shall deliver to Landlord
If Landlord so requests because it reasonably believes a Net Rental Profit may a statement within thirty (30) days after the end of each calendar year and/or within thirty (30) days after the expiration or earlier termination of the Term of this Lease in which any such Transfer has occurred, specifying for each such Transfer:
i)  the date of its execution and delivery, the number of square feet of the Rentable Area demised thereby, and the Term thereof, and
ii)  a computation in reasonable detail showing the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4.3 with respect to such Transfer for the period covered by such statement, and the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to  any payments received from a Transferee during such period but, which relate to an earlier period.

Section 11.5. Reasonable Grounds for Denial of Assignment and/or Sublease. Landlord and Tenant agree that, in addition to such other reasonable grounds as Landlord may assert for withholding its consent, it shall be reasonable under this Lease and any applicable law for Landlord to withhold its consent to any proposed Transfer, where any one or more of the following conditions exists:

a)
The proposed sublessee or assignee (a "Transferee") is, in Landlord's reasonable judgment, of a character or reputation which is not consistent with those businesses customarily found in a Class A office building owned or operated by Landlord or "Landlord Affiliate" [meaning (A) an entity which is controlled by, controls or is under common control with Landlord, or (B) an entity which merges with or acquires or is acquired by Landlord or a parent, subsidiary or member of Landlord, or (C) a transferee of substantially all of the assets or stock of Landlord], in a comparable location, or by comparable landlords of comparable buildings along the Olympic Corridor in the West Los Angeles area of the Building (the "Comparable Buildings");

b)
The Transferee is engaged in a business or intends to use all or any portion of the Premises for purposes which are not consistent with those generally found in the Building or other Comparable Buildings, provided, however, that in no event shall Landlord be permitted to decline Tenant's request for a Transfer solely on the basis of said Transferee's intent to change the Specified Use from that of Tenant, unless such proposed change shall violate any Exclusive Use provision already granted by Landlord;

c)	The Transferee is either a governmental agency or instrumentality thereof;

d)	The Transfer will result in more than a reasonable and safe number of occupants within the Premises;

e)
The Transferee is not a party of reasonable  financial worth and;or financial stability in light of the responsibilities involved under the sublease, if a sublessee, or the Lease, if an assignee, on the date consent is requested, or has demonstrated a prior history of credit instability or unworthiness, but in making such determination, consideration shall be given to credit enhancements in the form of letters of credit, security deposits and guarantees;

f)	The Transfer will cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give another occupant of the Building a rid.t to cancel its lease;

g)
The Transferee will retain any right originally granted to Tenant to exercise a right of renewal, right of expansion, right of first offer or other similar right held by Tenant, except as permitted under this Lease;

h)
Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee is (I) a tenant in the Building at the time Tenant requests approval of the proposed Transfer and Landlord is able to provide comparable space in the Building to such tenant, or (2) is engaged in on-going negotiations with Landlord to lease space in the Building at the time Tenant requests approval of the proposed Transfer;

i)	The Transferee intends to use all or a portion of the Premises for medical procedures or for a primary btisiness which is as a boiler-room type sales or marketing organization.

If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant may, prosecute an action for declaratory relief and/or damages to determine if Landlord properly withheld or conditioned its consent.

Section 11.6. Tenant's Continued Obligation. Any consent by Landlord to an assignment of this Lease and/or sublease of the Premises shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent by Landlord to any subsequent hypothecation, assignment, subletting, occupation or use by another person, and Tenant shall remain liable to pay the Rent and/or perfOrm all other obligations to be performed by Tenant hereunder. Landlord's acceptance of Rent or Additional Rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Landlord's consent to one assignment or subletting shall not be, deemed consent to any subsequent assignment or subletting.

If any assignee or sublessee of Tenant or any successor of Tenant defaults in the performance of any of the provisions of this Lease, whether or not Landlord has collected Rent directly from said assignee or sublessee, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or other successor-in-interest'.

Provided that in no event shall any further assignment, sublease, amendment or modification to this Lease serve to either increase Tenant's liability or expand Tenant's duties or obligations hereunder, or relieve Tenant of its liability under this Lease, then Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee, without notifying Tenant or any successor of Tenant, and without obtaining their consent thereto.

Section 11.7.Tenant To Pay Landlord's Costs. If Tenant assigns or sublets the Premises or requests the consent of Landlord to any assipment, subletting or other modification of this Lease, or if Tenant reqUests the consent of Landlord for any act that Tenant proposes to do, whether or not Landlord shall arant consent thereto, then Tenant shall, concurrent with Tenant's submission of any written request therefor, pay to Landlord as reasonable consideration for Landlord's considering and processing the applicable request, plus the amount reasonably estimated by`Landlord as its anticipated legal fees to be incurred by Landlord in connection therewith not to exceed $2,000.00.

Section 11.8. Successors and Assigns. Subject to the provisions contained herein, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

Section 11.9. Occupancy by Others. Notwithstanding anything to the contrary in this Article 11, Tenant may allow any person or company which is a bona fide client or customer of Tenant or which is providing service to Tenant or one of Tenant's clients (a "Permitted Occupant") to occupy certain portions of the Premises without such permitted occupancy being deemed a Transfer as long as: (i) such portions of the Premises occupied by any Permitted Occupants do not exceed more than ten percent (10°)p) in the aggregate of the Premises and for, a period not to exceed more than nine (9) consecutive months. (ii) no new demising walls are constructed to accomplish such occupancy; and (iii) such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 11.

ARTICLE 12
MAINTENANCE, REPAIRS, DAMAGE, DESTRUCTION, RENOVATION AND/OR
ALTERATION

Section 12.1. Tenant's andLandlord's Obligation to Maintain. Tenant shall, at Tenant's sole expense, maintain the non-Building Structure and non-Building Systems (both as defined below) portion of the Premises in good order and repair, and shall also keep clean any portion of the Premises which Landlord is not obligated to clean. Such obligation shall include the clean-out; repair and/or replacement of Tenant's garbage disposal(s), Instant-Heat or other hot water producing equipment, if any, and the cleaning and removal of any dishes and/or food prior to the same becoming unsanitary. If Tentint becomes obligated to repair anything within the Premises, Tenant shall advise Landlord's managing agent of such need.

Further, Tenant shall pay the cost of any injury, damage or breakage in, upon or to the Premises created by Tenant's gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, but only to the extent such damage is not (i) covered by insurance carried by Landlord as part of Operating Expenses and (ii) is not covered by the waiver of subrogation.

Subject to Tenant's obligation for reimbursement to Landlord, as specified herein, Landlord shall operate the Building in a first-class manner, repair, maintain in good and tenable condition the Premises and the structural portions of the Building (including the exterior walls, foundation, roof, floor/ceiling slabs, columns, and beams), curtain walls, exterior glass and mullions, shafts (including elevator shafts), stairs, parking garape, stairwells, escalators, elevator cabs, plazas, artwork, sculptures, washrooms, mechanical, electric;I and telephone closets and all Common Areas and public areas (collectively, the "Building Structure") and the mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core), HVAC systems (including primary and secondary loops connected to the core), and all meters, pipes, conduits, equipment, components and facilities that supply the Premises with utilities on a nonexclusive basis (except as the appropriate utility company has assumed these duties) (collectively. the "Building Systems").

Subject to Tenant's obligation for reimbursement to Landlord, as specified herein, Landlord shall make all repairs to the Premises and the exterior walls, foundation and roof of the Buildimr, the structural portions of the floors of the Building, the systems and equipment of the Building and the Tenant Improvements installed in the Premises. However, if such repairs, maintenance or cleaning are requi'red due to Tenant's gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, then, Tenant shall, within ten (l 0) days after receipt of Landlord's billing therefor, reimburse Landlord, as Additional Rent, for any expense of such repairs, cleaning and/or maintenance in excess of any insurance proceeds available for reimbursement thereof, including for any deduatible anticipated in connection therewith.

Tenant hereby waives all right to make repairs at Landlord's expense under the provisions of SectiOn 1932(1), 1941 and 1942 of the Civil Code of California.

Section 12.2.Repair Period Notice. Tenant shall give prompt notice to Landlord of Tenant's actual knoWledge of any damage or destruction to all or any part of the Premises or Building resulting from or arising . sing out of any fire, earthquake, or other identifiable event of a sudden, unexpected or unusual nature (individually or collectively a "Casualty"). The time periods specified in this Section 12.2 shall commence after from the earlier of the date Landlord receives said written notice from Tenant of the occurrence of a Casualty or Landlord independently, at its officer level, obtains actual knowledge that a Casalty has occurred (the "Casualty Date"). After the Casualty Date, Landlord shall, within the later of:

a)	sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty; or

b)	thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, but

c)	in no event more than ninety (90) days after the Casualty Date,

Provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the "Repair Period Notice"). The Repair Period Notice shall also state, if applicable, Landlord's eleciion either to repair the Premises, or to terminate this Lease, pursuant to the provisions of Section 12.31 and if Landlord elects to terminate this Lease, Landlord shall use commercially reasonable efforts to provide Tenant with a minimum period of ninety (90) days within which to fully vacate the Premises.

Section 12.3.Landlord's Option to Terminate or Repair. Notwithstanding anything to the contrary contained herein, Landlord shall have the option, but not the obligation to elect not to rebuild or restore the Premises and/or the Building if one or more of the following conditions is present:

a)
repairs to the Premises cannot reasonably be completed within one hundred and eighty (180) days after the date of the Casualty (when such repairs are made without the payment of overtime or other premiums);

b)
repairs required cannot be made pursuant to the then-existing laws or regulations affecting the Premises or Building, or the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty;

c)
the holder of any'mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that all or such large a portion of the insurance proceeds be used to retire the mortgage debt, so that the balance of insurance proceeds remaining available to Landlord for completion of repairs shall be insufficient to repair said damage or destruction;

d)
the holder of any mortgage on the Building with respect to the Real Property and/or the Building shall terminate the mortgage and Landlord elects not to commence repairs within one (1) year following the occurrence of the Casualty;

c)
provided Landlord has carried the coverage Landlord is required to obtain under Section 19.1 of this Lease, the damage is not fully covered, except for deductible amounts, by Landlord's insurance Policies and Landlord elects not to commence repairs within one (1) year following the occurrence of the Casualty;

f)
more than thirty-three and one-third percent (33 1/3%) of the Building is damaged or destroyed, Whether or not the Premises is affected, provided that Landlord elects to terminate all other leases in the Buildina for similarly affected premises.

If Landlord elects not to complete repairs to the Building or Premises, pursuant to this Section 12.3, Landlord's election to terminate this Lease shall be stated in the Repair Period Notice, in which event this Lease shall cease and terminate as of the date contained in Landlord's Repair Period Notice.

If one hundred percent of the Building is damaged or destroyed, as certified by an independent building inspector, this Lease shall automatically terminate after Tenant's receipt of written notice of such Itermination from Landlord, and without action beyond the giving of such notice being required by either Landlord or Tenant.

Upon any termination of this Lease pursuant to this Section 12.3, Tenant shall pay its prorata share of FiXed Monthly Rent and Additional Rent, properly apportioned up to the date of such termination, reduced by any abatement of Rent to which Tenant is entitled under Section 12.5; after which both Landlord and Tenant shall thereafter be freed and discharged of all further obligations under the Lease, except for those obligations which by their provisions specifically survive the expiration or earlier termination of the Term.

Section 12.4.Tenant's Option to Terminate. If

a)	the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds one hundred and eighty (180) days after the Casualty (the "Repair Period"), or

b)	the Casualty to the Premises occurs during the last twelve (12) months of the Term;

then Tenant shall have the option, but not the obligation, to terminate this Lease by providing written notice ("Tenant's Termination Notice") to Landlord within thirty (30) days after receiving the Repair Period Notice in the case of 12.4 (a); or within thirty (30) days after the Casualty, in the case of Section 12.4 (b). Furthermore, if:

c)	Landlord does not complete the repairs required hcreinabove within the Repair Period, and

d)	farther provided Landlord has not diligently commenced and continued to prosecute to completion repair of the damage and/or destruction caused by the Casualty, and

e)	Landlordhas not completed the repairs thereafter on or before thirty (30) days after the expiration of the Repair Period,

then Tenant shall also have the option, but not the obligation, to terminate this Lease by giving Landlord written notice of its intention to so terminate, which notice shall be given not more than forty-five (45) dayS after expiration of the Repair Period.

Tenant's failure to provide Landlord with Tenant's Termination Notice within the time periods specified hereinabove shall be deemed conclusive evidence that Tenant has waived its option to terminate this Lease.

Section 12.5, Temporary Space and/or Rent Abatement During Repairs or Renovation. During the Repair Period or during any such period that Landlord completes Work (as defined hereinbelow) or Renovations (as defined in Section 12.11 hereinbelow), if available, and if requested by Tenant, Landlord shall make available to Tenant other space in the Building which, in Tenant's reasonable opinion, is suitable for the temporary conduct of Tenant's business. However, if such temporary space is smaller than the Premises Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the calculated rate per Rentable square foot payable hereunder for the Premises, times the number of Rentable square feet available for Tenant's use in the temporary space.

If no temporary space is available that is reasonably satisfactory to Tenant, and any part of the PreMises is rendered untenantable by reason of such Casualty, Work or Renovation, then to the extent thatiall or said portion of the usable area of the Premises is so rendered untenantable by reason of such Casualty, Work or Renovation, Tenant shall be provided with a proportionate abatement of Fixed Monthly Rent and Additional Rent. Said proportional abatement shall be based on the Usable Square Footage of the Premises that cannot and is not actually used by Tenant, divided by the total Usable square feet contained in the Premises but shall be one hundred percent (100%) if the amount of the damage is partial and the remaining of the usable portion of the Premises would preclude Tenant's utilization of the Premises for the Specified Use and Tenant actually vacates the Premises. That proportional abatement, if any shall be provided during the period bcginning on the later of:
a)	the Casualty Date; or

b)	the actual date on which Tenant ceases to conduct Tenant's normal business operations in all or any portion of the Premises,

and shall end on the date that both (i) Landlord achieves substantial completion of restoration of the Premises and (ii) a certificate of occupancy is issued by the governmental agency having authority therefor. Tenant's acceptance of said abatement of Rent shall be deemed conclusive evidence of Tenant's waiver of any further claim or right of future claim for any loss or damage asserted by Tenant arising out of tlie Casualty Repair, Work or Renovation, as the case may be.

Section 12.6. Tenant'sWaiver of Consequential Damages. Subject to Section 12.4, the provisions contained in Section 12.5 are Tenant's sole remedy arising out of any Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but aot limited to lost profits of Tenant or loss of or interference with Tenant's business), unless caused by the gross negligence or willful misconduct of Landlord or the gross negligence or willful misconduct of Landlord's agents, contractors, directors, employees, licensees, officers, partners or shareholders, due to apsing out of or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty).

Section 12.7.Repair Of The Premises When Casualty Not Caused By Tenant. If the cost of repair of any Casualty is covered under one or more of the insurance policies Landlord is required herein to provide, or elected to provide and which cost was included in Operating Expenses, Landlord shall restore the base core and shell of the Premises to its condition prior to the Casualty and repair and/or replace the Improvements previously installed in the Premises, to a maximum of $35.00 per usable square foot. Tenant shall have the option to either, at Tenants sole expense, complete the balance of repairs needed to restore the Improvements contained in the Premises to their condition prior to the Casnalty or to continue Tenant's normal business operations in the Premises in the condition to which Landlord has so restored the Improvements.

If Landlord has elected to complete repairs to the Premises, and has not elected to terminate this Lease, as specified in Section 12.3, then Landlord shall complete such repairs within the Repair Period, in a manner, and at times, which do not unreasonably interfere with Tenant's use of that portion of the Premises remaining unaffected by the Casualty. Provided Landlord has elected to make the repairs required hereunder, and Tenant did not terminate this Lease pursuant to Section 12.4, this Lease shall not be void or voidable during the Repair Period, nor shall Landlord be deemed to have constructively evicted Tenant thereby.

Section 12.8. INTENTIONALLY OMITTED.

Section 12.9.Repair of the Building. Except as specified hereinabove, unless Landlord or Tenant terminates this Lease as permitted hereinabove, Landlord shall repair the Building, parking structure or other! supporting structures and facilities within two hundred and seventy (270) days after Landlord becomes aware of such damage and/or destruction.

Section 12.10.Government-Required Repairs. If during the Term, additional inspections other than those standard annual or biannual inspections to which the Building may generally be subject; testing, repairs and/or reconstruction (collectively the "Work") are required by any governmental authority, or if upon the recommendation of its engineers, Landlord independently elects to undertake all or any portion of the Work prior to being required to do so by such governmental authority, Landlord shall give notice thereof to Tenant and shall use its best efforts not to unreasonably interfere with Tenant's use of the Prernises while completing the Work. Tenant shall cooperate fully with Landlord in connection with the Work and, upon the prior written request of Landlord, shall make the Premises available for completion of the Work. Tenant and Landlord agree that Landlord shall only be able to allocate all costs associated with completion of the Work to the Building's Operating Expenses, when permitted to under the provisions of Section 4.1 of this Lease.

If Landlord elects to undertake the Work during the Term, then Tenant shall be entitled to an abatement of rent, pursuant to the provisions of Section 12.5 hcreinabove, and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving and/or storage of Tenant's furniture, artwork, office equipment and files. Landlord will restore any and all areas damaged by completion of the Work to their previous quality and pay all cleanup costs. Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as coring or power nailing or work that makes excessive noise, dust, or requires the displacement of tenant personnel or that could otherwise be disruptive to Tenant's normal business operations shall, in so far as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m.;Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays (this sentence is referred to as the "Premises Work Restrictions").

Except in the case of Landlord's gross negligence and/or willful misconduct or the gross negligence and/Or willful misconduct of Landlord's agents, contractors, directors, employees, officers, partners, and/or shareholders or except as otherwise provided in this Lease, Tenant shall not have the right to tennnate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant's business or loss of profits therefrom as a result of the Work, and except as otherwise provided in this Lease Tenant hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or'indirectly, the performance of the Work by Landlord.

Section 12.11.Optional Landlord Renovation, It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate or decorate the Premises, Building, or any part thereof and that, except as set forth herein, no representations respecting the condition of the Premises or the I3uilding have been made by Landlord to Tenant.

However, at any time and from time to time during the Term, Landlord may elect, in Landlord's reasonable discretion, to otherwise renovate, improve, alter or modify elements of the Real Property, the Building and/or the Premises (collectively, "Renovations") including without limitation, the parking facilities, common areas, systems, equipment, roof, and structural portions of the same. which Renovations may include, without limitation:

a)
modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions and building safety and security, and

b)	installing new carpeting, lighting and wall covering in the Building common areas.

In connection with such_Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in or about the Building, limit or eliminate access to portions of the Building, common areas or parking facilities serving the Building, or perform other work in or about the Building, which work may create, noise, dust or debris that remains in the Building.

Landlord shall have the right to access through the Premises as well as the right to take into and upon and through all or any part of the Premises, or any other part of the Building, all materials that may reasonably be required to make such repairs, alterations, decorating, additions or improvements pursuant to the provisions of this Section 12.11. So long as Tenant shall maintain reasonable access to the Premises, the Building and the parking facilities, Landlord shall also have the right, in the course of the Renovations, to close entrances, doors, corridors, elevators, or, other building facilities, or temporarily to abatd the operation of such facilities.

So long as Tenant is able to continue business operations and is not required to vacate the Premises for any reason arising out of the Renovations, and maintains reasonable access to and complies with the Premises Work Restrictions, the Premises and the parking facilities, Tenant shall permit all of the Renovations to be done, and except in the case of Landlord's gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord's contractors, directors, employees, officers, partners or shareholders, without claiming Landlord is, guilty of the constructive eviction or disturbance of Tenant's use and possession.

Landlord shall not be liable to Tenant in any manner (except as expressly provided otherwise in this Lease), whether for abatement of any Rent or other charge, reimbursement of any expense, injury, loss or damage to Tenant's property, business, or any person claiming by or under Tenant, by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenaht resulting from any Renovations done in or about the Premises or the Building or to any adjacent or nearby building, land, street or alley. However, Landlord agrees that the Renovations shall be scheduled insofar as is commercially reasonable to permit Tenant to continue its normal business operations, with advance notice thereof, and in such commercially reasonable manner so as to minimize Tenant's inconvenience and in compliance with'the Premises Work Restrictions.

Section 12.12.Optional Tenant Changes During the Term. After completion of the initial Improvements contemplated hereunder, if any, Tenant shall make no alteration, change, addition, removal, demolition, improvement, repair or replacement in, on, upon, to or about the Premises, or at any time to any portion of the Building (collectively or individually a "Tenant Change"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent but upon ten (10) days prior written notice to Landlord, to make interior non-structural, non-mechanical additions, removals, repairs and alterations ("Minor Alterations") to the Premises that do not (i) involve the expenditure of more than $20,000.00 in the aggregate in any twelve (12) month period during the Term, (ii) affect the exterior appearance of the Building, or (iii) affect the Building Systems or the Building Structure.. Except as otherwise specified in Article 7, any Tenant Change shall, at the termination of this Lease, become a part of the Building and belong to Landlord, pursuant to the provisions of Article 7. Any application for Landlord's consent to a Tenant Change, and the completion thereof, shall be in conformance with the provisions of Exhibit B-1, attached hereto and made a part heMof by reference.

Tenant shall not knowingly permit Tenant's agents clients contractors, directors, employees, invitees, licensees, officers, partners or shareholders to deface the walls, floors and/or ceilings of the Preinises, nor mark, drive nails, screws or drill holes into, paint, or in any way mar any surface in the Building. Notwithstanding the above, Tenant is hereby permitted to install such pictures, certificates, licenses, artwork, bulletin boards and similar items as are normally used in Tenant's business, so long as such installation is carefully attached to the walls by Tenant in a manner reasonably prescribed by Landlord in writing.

If Tenant desires, as a part of any Tenant Change, to make any revisions whatsoever to the electrical, HVAC, mechanical, life-safety, plumbing, or structural systems of the Building or Premises, such revisions must be completed by subcontractors approved by Landlord, which approval will not be unreasonably withheld and in the manner and location(s) reasonably prescribed by Landlord. If Tenant desires to install any telephone outlets, the same shall be installed in the manner and location(s) reasonably prescribed by Landlord in writing.

If Landlord consents to, any requested Tenant Change, Tenant shall give Landlord a minimum of ten (10)1business days written notice prior to commencement thereof. Landlord reserves the option, but not the obligation, to enter upon, the Premises for the purpose of posting and maintaining such notices on the Premises as may be reasonably necessary to protect Landlord against mechanic's liens, material man's liens,or other liens, and/or for posting any other notices that may be proper and necessary in connection withlTenant's completion of the Tenant Change.

If any alterations, additions or improvements made by Tenant result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., "handicap ordinances") then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations. In addition, Tenant shall, reimburse Landlord for any and all of Landlord's out of pocket costs incurred in reviewing Tenant's plans for any Tenant Change or for any other "peer review" work associated with Landlord's review of.Tenant's plans for any Tenant Change, including, without limitation, Landlord's out of pocket costs incurred in engaging any third party engineers, contractors, consultants or design specialists. Tenant shall pay such costs not to exceed three percent (3%) of Landlord's actual costs) to Landlord within five (5) business days after Landlord's delivery to Tenant of a copy of the invoice(s) for such work.

Section 12.13. Express Agreement. The provisions of this Lease, including those contained in this Article 12, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building or Real Property. Tenant, therefore, fully waives the provisions of any Statute or regulations, including California Civil Code Sections 1932(2) and 1933(4), and any other law or statute which purports to govern the rights or obligations of Landlord and. Tenant concerning a Casualty in the absence of express agreement. Tenant and Landlord expressly agree and accept that any successor or other law of like import shall have no application hereunder.

ARTICLE 13
CONDEMNATION

Section 13.1. Condemnation of the Premises. If more than twenty five percent (25%) of the Premises is laWfully condemned or taken in any manner for any public'or quasi-public use, or if any portion of the Building is condemned or taken in such a manner that Tenant is reasonably prevented from obtaining access to the Building or the Premises, this Lease may, within ten (10) business days of such taking, be terminated at the option of either Landlord or Tenant by one party giving the other thirty (30) days written notice of its intent to do so. If either Landlord or Tenant provide the other party written notice of termination, the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority.

If less than twenty-five percent (25%) of the Premises is so condemned or taken, then the term and estati hereby granted with respect to such part shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the Fixed Monthly Rent payable hereunder (and Additional Rent payable purstiant to Articles 3 or 4) shall be abated on a prorated basis, by dividing the total number of Usable square feet so taken by the total number of Usable square feet contained in the Premises, then muihiplying said percentage on a monthly basis, continuing from the date of such vesting of title to the date specified in this Lease for the expiration of the Term hereof.

Section 13.2. Condemnation of the Building. If less than twenty-five percent (25%) of the Building is so condemned or taken, then Landlord shall, to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Building as nearly as pradticable to its condition prior to such condemnation or taking; except that, if such proceeds constitute less; than ninety percent (90%) of Landlord's estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease on thirty (30) days prior written notice to Tenant.

If more than twenty-five percent (25%) of the Building is so condemned or taken, but the Premises are unaffected thereby, then Landlord shall have the option but not the  obligation, which election shall be in Landlord's sole discretion, to terminate this Lease, effective the earlier of the date of vesting of title in such condemnation or the date Landlord delivers actual possession of the Building and Premises to the condenming authority, which election by Landlord shall be provided to Tenant in writing.

Section 13.3. Award. If any condemnation or taking of all or a part of the Building takes place, Tenant shall be entitled to join in any action claiming compensation therefore, and Landlord shall be entitled to receive that portion of the award made for the value of the Building, Premises, leasehold improvements made or reimbursed by Landlord, or bonus value of the Lease, and Tenant shall only be entitled to receive any award made for the value of the estate vested by this Lease in Tenant, including Tenant's proXimate damages to Tenant's business and reasonable relocation expenses. Nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's property or for moving to a new location.

Section 13.4. Condemnation for aLimited Period. Notwithstanding the provisions of Section 13.1, 13.2 or 13.3, except during the final twelve (12) months of the Term, if all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period (i.e. - anticipated to be no lonubr than sixty (60) days), then this Lease shall not terminate; there shall be no abatement of Fixed Monthly Rent or Additional Rent payable hereunder; and Tenant shall be entitled to receive the entire maid therefor (whether paid as damages, rent or otherwise). Tf during the final twelve (12) months of the Term, all or any portion of the Premises are condemned or taken for uovernmental occupancy for a limited period anticipated to be in excess of sixty (60) days, or Or a period extended after the expiration of the initial Term, Tenant shall have the option, but not the obligation, to terminate this Lease, in which case, Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall' be apportioned between Landlord and Tenant as of the date of such termination.

If the termination of such governmental occupancy is prior to expiration of this Lease, and Tenant has not elected to terminate this Lease, Tenant shall, upon receipt thereof and to the extent an award has been made, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

ARTICLE 14
MORTGAGE SUBORDINATION; ATTORNMENT AND MODIFICATION OF LEASE

Section 14.1. Subordination. This Lease, the Term and estate hereby granted, are and shall be subject and Subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord's interest in the real property, Building, parking facilities, common areas or portions thereof and/or the land hhereunder (an ''Underlying Mortgage"), regardless of the interest rate, the terms of repayment, the use of the proceeds or any other provision of any such mortgage, provided that Tenant receives, as a condition precedent to such subordination, a commercially reasonable subordination, non-disturbance and attornment agreement in sum and substance the equivalent of Exhibit H ("SNDAA"). Tenant shall from time to time execute and deliver such instruments as Landlord or the holder of any such mortgage may reasonably request to confirm the subordination provided in this Section 14.1, subject to the foregoing.

Section 14.2. Attornment. Tenant confirms that if by reason of a default under an Underlying Morigage the interest of Landlord in the Premises is terminated, provided Tenant is granted in writing continued quiet enjoyment of the Premises pursuant to the terms and provisions of this Lease, Tenant shall attorn to the holder of the reversionary interest in the Premises and shall recognize such holder as Tenant's landlord under this Lease, but in no event shall such holder be bound by any payment of Rent paid more than one month in advance of the date due under this Lease. Tenant shall, within ten (10) calendar days after request therefor, execute and deliver, at any time and from time to time, upon the request of Landlord or of the`holder of an Underlying Mortgage any instrument which may be necessary or appropriate to evidence such attoniment.

Section 14.3.Modification of Lease; Notice of Default. If any current or prospective mortgagee or ground lessor for the Building requires a modification or modifications of this Lease, which modification or mbdifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then in such event, Tenant agrees that this Lease may be so modified. Tenant agrees to execute and deliver to Landlord within ten (10) business days following the request therefor whatever reasonable documents are required to effectuate said modification. Should Landlord or' any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Term, Tenant agrees to execute and deliver to Landlord such short form of Lease within ten (10) business days following the request therefor. Further, Tenant shall give written notice of any default by Landlord under this Lease to any morkgagee and ground lessor of the Building of whom Tenant has received written notification and shall affol-d such mortgagee and ground lessor a reasonable opportunity to cure such default prior to exercising any remedy under this Lease.

Section 14.4.Non Disturbance Agreement. Landlord agrees to obtain and deliver to Tenant, within thirty (30) days after mutual execution and delivery of this Lease, an SNDAA from the holder of the existing deed of trust affecting the Building SNDAA is in form and substance comparable to the SNDAA attached hereto as Exhibit H.

ARTICLE 15
ESTOPPEL CERTIFICATES

Section 15.1. Estoppel Certificates. Tenant shall, within ten (10) business days alter receipt of Landlord's written request therefor, execute, acicnowledge and deliver to Landlord an Estoppel Certificate, which may be conclusively relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust covering the Building or any part thereof Said Estoppel Certificate shall certify the following:

a)
that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

b)	the date, if any to which rental and other sums payable hereunder have been paid;

c)	that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

d)	that Landlord is not in default under this Lease or if so, specifying such default; and

e)	such other factual matters as may be reasonably requested.by Landlord.

Tenant's failure to deliver the Estoppel Certificate within the time period specified above shall constitute a material default under the Lease, and Landlord shall have the option, but not the obligation, to enforce the remedies contained in Article 18.

ARTICLE 16
NOTICES

Section 16.1. Notices. Any notice, consent, approval, agreement, certification, request, bill, demand. statement, acceptance or other communication hereunder (a "notice") shall be in writing and shall be considered duly given or furnished vvhen:

a)	delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery; or

b)	upon the date of delivery, after being mailed in a postpaid envelope, sent certified mail, return receipt requested.

In each case such notices must be when addressed to Landlord as set forth in the Basic Lease Information and to Tenant at the Premises and any other address for Tenant specified in the Basic Lease Information; or to such other address or addressee as either party may designate by a written notice given pursuant hereto

ARTICLE 17
DEFAULT AND LANDLORD'S OPTION TO CURE

Section 17.1. Tenant's Default. For the purposes of this Section 17.1, if the term "Tenant'', as used in this Lease, refers to more than one person, then, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease are guaranteed, the term "Tenant," as used in Section 17.1(e) and Section 17.1(1), shall be deemed to also include the guarantor or ifi there is more than one guarantor, all or any one of them; and if this Lease has been assigned, the term i "Tenant," as used in Sections 17.1 (a) through (11), inclusive, shall be deemed to include the assignee and assignor, jointly and severally, unless Landlord shall have in connection with such assignment, previously released the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor that was previously released

This Lease and the covenants and estate hereby granted are subject to the limitation that:

a)	Tenant fails to make any payment of Fixed Monthly Rent or Additional Rent within five (5) bUsiness days following Tenant's receipt of written notice that any such amount is due and unpaid;

b)
Tenant defaults in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations established by Landlord , and if such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or in the case of such a default which for causes beyond Tenant's reasonable control (including occupancy of a sublessee) cannot with due diligence be cured within such period of thirty (30) days, if Tenant

c)	if Tenant fails to deliver the Estoppel Certificate required under Article 15 hereof within the time Period specified in the last paragraph of said Article 15, or

d)	if Tenant:

i)	applies for or consents to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

ii)	admits in writing its liability, or is generally unable to pay its debts as such debts become due;

iii)	makes a general assignment for the benefit of its creditors;

iv)	commences a voluntary case under federal bankruptcy laws (as now in hereafter in effect);

v)	files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts;

vi)	fails to controvert in a timely or appropriate manner, or acquiesces in writing to any petition filed against it in an involuntary case under such bankruptcy laws;

vii)	take any action for the purpose of effecting any of the foregoing, or

e)	if a proceeding or case is commenced, without the application or consent of Tenant, in any court of competent jurisdiction, seeking:

i)	the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant; or

ii)	the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets; or

iii)
similar relief with respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foreuoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Tenant shall be entered in an involuntary case under such bankruptcy laws.

The occurrences described in Section 17.1 (a)-(e) above are deemed, individually and collectively, an "Event of Default".

Section 17.2.Landlord's Option to Cure Tenant's Default If Tenant enters into a default under this Lease, upon Landlord's issuance of a written notice, as specified hereinabove, Landlord may cure the same at the sole expense of Tenant:

a)
immediately and without notice in the case of emergency; if said default is specified in Sections 17.1 (a), (b) or (c), or if such default unreasonably interferes with the use by any other tenant of the Building; with the efficient operation of the Building; or will result in a violation of law or in a cancellation of any insurance policy maintained by Landlord, and

b)	after the expiration of Landlord's 3-Day Notice of Intent to Cure, in the case of any default other than those specified in Section 17.2 (a) hereinabove.

Section 17.3.Landlord's Option to Terminate this Lease. In addition to any other remedies Landlord may have at law or in equity, upon an Event of Default, Landlord shall be entitled to give to Tenant a written notice of intention to terminate this Lease at the expiration of three (3) days from the date of the uivincr of such notice, and if such notice is given by Landlord, and Tenant fails to cure the defaults specified therein, then this Lease and the Term and estate hereby granted (whether or not the Commencement Date has already occurred) shall terminate upon the expiration of such three (3) day period (a 'Default Termination"), with the same effect as if the last of such three (3) days were the Termination Date, except that Tenant shall remain liable for damages as provided hereinbelow or pursuant to law.

SectIon I74.Certain Payments. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.2 shall be payable, as Additional Rent, pursuant to the provisions of Section 4.3.

Section 17.5. Certain Waivers. Unless Tenant has submitted documentation that it validly disputes Landlord's billing for Fixed Monthly Rent hereunder, or is completing an audit of Landlord's Operating Expense Statement, if Tenant is in default in payment of Fixed Monthly Rent or Additional Rent hereunder, Tenant waives the right to designate the items against which any payments made by Tenant are to be credited. In lieu thereof, Landlord may apply any payments received from Tenant to the then-oldest billing remaining unpaid on Tenant's rental account or to any other payment due from Tenant, as Landlord sees fit.

Section 17.6.Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless:

a)
in; the event such default is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or

b)
in the event such default is other than the obligation to pay money, Lanlord fails to perform such obligation, within thirty (30) days after the receipt of notice form Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default Under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion within a reasonable time period.

Upon any such default by Landlord under this Lease, 'fen= may except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.
ARTICLE 18
DAMAGES; REMEDIES; RE-ENTRY BY LANDLORD; ETC.

Section 18.1. Damages. In the event of a Default Termination, Landlord may recover from Tenant the

a)	the worth at the time of award of the unpaid Fixed Monthly Rent and Additional Rent earned to the date of such Default Termination; and

b)
the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned after the 'date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

c)
the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned for the balance of the Term after the time of award ekceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

d)
any other amount reasonably necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation. the payment of the reasonable expenses incurred or paid by Landlord in reebtering and securing possession of the Premises and in the reletting thereof (including, without liMitation, altering and preparing the Premises for new tenants and brokers' commission); and

e)	at Landlord's sole election such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

Sectfon 18.2. Computations: The "worth at the time of award" is computed: 1the total Fixed Monthly Rent for the balance of the Term, plus

a)	in paragraphs (a) and (b) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law); and

b)	in paragraph (c) above, by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c)	For purposes of computing unpaid rental which would have accured and become payable under this Lease, unpaid rental shall consist of the sum of:

i)	the total Fixed Monthly Rent for the balance of the Term, plus

ii)
a computation of Tenant's Share of Additional Rent due under the Lease including; without limitation, Tenant's Share of any increase in Operating Expenses (including real estate taxes) for the balance of the Term. For purposes of computing any increases due Landlord hereunder, Additional Rent for the calendar year of the default and for each future calendar year in the Term shall be assumed to be equal to the Additional Rent for the calendar year prior to the year in which default occurs, compounded at a rate equal to the mean average rate of inflation for the preceding five calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part. If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 18.3. Re-Entryby Landlord.

a)
Upon an Event of Default, Landlord or Landlord's authorized representatives may re-enter the Premises with appropriate legal process, and remove all persons and all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises. No re-entry or repossession of the Premises by Landlord or its representatives under this Section 18.3 shall be construed as an election to terminate this Lease unless a notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. The words "re-enter", "re-entry" and "re-entering" as used herein are not restricted to their technical legal meanings.

b)
If an Event of Default specified occurs and continues beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the Fixed Monthly Rent and Additional Rent as the same becomes payable by Tenant hereunder.

i)
If Landlord consents thereto, Tenant may sublet the Premises or any part thereof (which consent Landlord agrees will not be unreasonably withheld), subject to Tenant's compliance with the requirements of Article 11 of this Lease. So long as Landlord is exercising this remedy it will not terminate Tenant's right to possession of the Premises, but it may engage in the acts permitted by Section 1951.4(c) of the California Civil Code.

c)
If Tenant permanently abandons the Premises in breach of this Lease, Landlord shall have the right o relet the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its reasonable discretion may deem advisable, with the right to make alterations and repairs in and to the Premises necessary to reletting. If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied:

i)
first, to the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commissions);

ii)	second, to the payment of the Fixed Monthly Rent and Additional Rent payable by Tenant hereunder; and

iii)	third, the remainder, if any to be retained by Landlord and applied to the payment of future Fixed Monthly Rent and Additional Rent as the same become due.

Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in Section 18.3 (a) and (b) hereinabove, Tenant shall, upon demand, pay the deficiency to Landlord.

Section 18.4. Certain Waivers. After Landlord has actually obtained possession of the Premises pursbant to any lawful order of possession granted in a valid court of law, Tenant thereafter waives and surrenders for Tenant, and for all claiming under Tenant, all rights and privileges now or hereafter existing to redeem the Premises (whether by order or judgment of any court or by any legal process or writ) to assert Tenant's continued right to occupancy of the Premises; or to have a continuance of this Lease for the Term hereof. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of, an eviction or dispossession for nonpayment of rein, and of any successor or other law of like import.

Section 183. Cumulative Remedies. The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be, lawfully entitled. The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy.

ARTICLE 19 INSURANCE

Section 19.1. Landlord Obligations:

a)	Landlord shall secure and maintain during the Term of this Lease the following insurance:

i)	Commercial General Liability and Umbrella Liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to other's property.

ii)
All risk of standard fire insurance and extended coverage including vandalism and malicious mischief and sprinkler leakage endorsements relating to the Building, the parking facilities, the common area improvements and any and all improvements installed in on or upon the Premises and affixed thereto (but excluding Tenant's fixtures, furnishings, equipment, personal property or other elements of Tenant's Property);

iii)	Such other insurance (including, without limitation, boiler and machinery, rental loss, earthquake and/or flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

b)	Insurance effected by Landlord under this Section 19.1 will be:

i)	In amounts which Landlord from time to time reasonably determines sufficient or which any ; Lender requires; and

ii)	Subject to such deductibles and exclusions as Landlord reasonably deems appropriate.

c)
 Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord, but shall continue to receive the waiver of subrogation benefits pursuant to Section 19.4 below,

Section 19.2. Tenant Obligations.

a)
Prior to the Commencement Date or Tenant's anticipated early possession date of the Premises and thereafter during the Term of this Lease, Tenant shall`secure and maintain, at its own expense throughout the Term of this Lease the following minimum types and amounts of insurance, in form and in companies acceptable to Landlord, insuring Tenant, its employees, agents and designees:

i)	Workers' Compensation Insurance, the amount and scope required by statute or other governing law.

ii)
Employer's Liability Insurance in amounts equal to the following: Bodily Injury by accident -, $1,000,000 each accident; Bodily Injury by disease - $1,000,000 policy limit; and Bodily Injury by disease - $1,000,000 each employee.

iii)
CommercialGeneral Liability on an occurrence basis, without claims-made features, with bodily injury and property damage coverage in an amount equal to the greater of (1) the insurance currently maintained by Tenant or (2) a combined single limit of $2,000,000; and such insurance shall include the following coverages: (A) Premises and Operations coverage with X, C, and U exclusions for explosion, collapse, and underground property damage deleted under both premises/operations and contractual liability coverage parts, if applicable; (B) Owner and Contractor Protective coverage; (C) Products and Completed Operations coverage; (D) Blanket Contractual coverage, including both oral and written contracts; (E) Personal Injury coverage; (F) Broad Form Comprehensive General Liability coverage (or its equivalent); and (G) Broad Form Property Damage coverage, including completed operations.

iv)
All risk of standard fire insurance and extended coverage with vandalism and malicious mischief and sprinkler leakage endorsements, insuring fixtures, glass, equipment, merchandise, inventory and other elements of Tenant's Property in the Premises, and all other contents of the Premises (e.g. Tenant Improvements, furniture, fixtures, equipment). Such insurance shall be in an amount equal to 100% of the replacement value thereof (and Tenant shall re-determine the same as frequently as necessary in order to comply herewith). The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair and/or replace the items so insured.

v)	A commercially reasonable and customary policy of business interruption insurance with respect to the operation of Tenant's business.

vi)
Any other forms of insurance'Landlord may reasonably require from time to time as compared to prudent landlords of Comparable Buildings, in form and amounts and for insurance risks against which a pnident tenant of comparable size in a comparable business would protect itself.

b)	All insurance policies maintained to provide the coverages required herein shall:

i)	Be issued by insurance companies authorized to do business in the state in which the leased premises are located, and with companies rated, at a minimum "A- VII" by A.M. Best;

ii)	Bc subject to the prior approval of Landlord (which approval shall not be unreasonably withheld) as to form, substance and insurer;

iii)	Provide for a deductible only so long as Tenant shall remain liable for payment of any such j deductible in the event of any loss;

iv)	Intentionally Omitted;

v)
Contain provisions for at least ten (10) days advance written notice to Landlord of cancellation due to non-payment and thirty (30) days advance written notice to Landlord of material modification or cancellation for any reason other than non-payment; and

vi)
Stipulate that coverages afforded under such policies are primary insurance as respects Landlord and that any other insurance maintained by Landlord are excess and non-contributing with the ; insurance required hereunder.

e)	No endorsement limiting or excluding a required coverage is permitted.

d)
Tenant shall deliver to Landlord written evidence of insurance coverages required herein prior to the Delivery Date. Tenant shall deliver to Landlord no less than fifteen (15) days prior to the expiration Of any required coverage, written evidence of the renewal or replacement of such coverage. Landlord's failure at any time to object to Tenant's failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) shall not be deemed as a waiver of Tenant's obligations under this Section.

e)
Landlord shall be named as an additional insured on the Tenant's policies of General Liability and gmbrella Liability insurance. Landlord shall be named as a loss payee on the Tenant's policies of All Risk insurance as their interest may appear to the extent any fixtures, equipment, improvements and installations attached or built into the Premises by Tenant or on Tenant's behalf at any time during the Term shall, at the expiration or earlier termination of this Lease, be deemed the property of Landlord; become a permanent part of the Premises and remain therein. Tenant shall deliver to Landlord the appropriate endorsements evidencing additional insured and loss payee status. Any claim for loss under said insurance policies shall be payable notwithstanding any act, omission, negligence, representation, misrepresentation or other conduct or misconduct of Tenant which might otherwise cause cancellation, forfeiture or reduction of such insurance.

f)	The insurance requirements in this Section shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by one party to the other under the Lease.

g)
Nothing herein shall in any manner limit the liability of one party for non-performance of its obligations or for loss or damage for which such party is responsible, except as provided in Section  19.4. The aforementioned minimum limits of policies shall in no event limit the liability of either party hereunder.

h)
Tenant may, at its option, satisfy its insurance obligations hereunder by policies of so-called blanket insurance carried by Tenant provided that the same shall, in all respects, comply with the provisions hereof In such event, Tenant shall not be deemed to have complied with its obligations hereunder until Tenant shall have obtained and delivered to Landlord a copy of each such policy together with an appropriate endorsement or certificate applicable to and evidencing full compliance with the specific requirements of the Lease (irrespective of any claim which may be made with respect to any other property or liability covered under such policy), and until the same shall have been approved by Landlord in writing.

Section 19.3.Compliance with Building Insurance Requirements. After Tenant takes occupancy of the Premises, Tenant shall not violate or permit in, on or upon the Premises the violation of any condition imposed by such standard fire insurance policies as are normally issued for office buildings in the City or County in which the Building is located. Tenant shall not do, suffer or permit anything to he clone, or keep, suffer or permit anything to be kept, in the Premises which would, increase the risk ratings or premium calculation factors on the Building or property therein (collectively an `Increased Risk"), or which would result in insurance companies of good standing refusing to insure the Building or any property appurtenant thereto in such amounts and against such risks as Landlord may reasonably deterniirie from time to time are appropriate.

Notwithstanding the above, if additional insurance is available to cover such Increased Risk, Tenant shall not be in default hereunder if:

a)	Tenant authorizes Landlord in writing to obtain such additional insurance; and

b)
prepays the annual cost thereof to Landlord for such additional coverage, as well as the additional Costs, if any of any increase in Landlord's other insurance premiums resulting from the existence or continuance of such Increased Risk.

Section 19.4.Mutual VVaiver of Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to and seek recovery only from their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance poliCies are now or shall be endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

Section 19.5.Failure to Secure. If at any time during the Term, and after expiration of three (3) business days' prior written demand therefore from Landlord, Tenant fails to:

a)	Provide Landlord with access to a registered insurance broker of record that can verify Tenant's compliance with the requirement contained in this Article 19; or

b)	provide documentation reasonably acceptable to Landlord that Tenant has secured and maintained the insurance coverage required hereunder,

then such failure shall be considered a material default under the Lease, and Landlord shall have the option, but not the obligation, upon prior written notice to obtain such insurance onbehalf of or as the agent of Tenant and in Tenant's name.

Tenant shall pay Landlord's billing for the premiums associated with such insurance policy or policies within five (5) days after receipt of Landlord's billing, as well as such other reasonable costs and fees arising out of such default together with interest on the entire amount so advanced by Landlord, at the rate of ten percent (10%) per annum, computed from the date of such advance. Such advances, if made by Landlord, shall be construed as, and considered Additional Rent under this Lease.

ARTICLE 20
MISCELLANEOUS

Section 20.1.Entire Agreement. This Lease, including the exhibits and guaranty of lease, if any, annexed hereto, contains all of the agrecinents and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement. The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.

Section 20.2. NoWaiver or Modification. The failure of Landlord or Tenant to insist in any instance uponithe strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No Waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Fixed Monthly Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

Section 20.3.Time of the Essence. Time is of the essence of this Lease and of all provisions hereof.

Section 20.4. Force Majeure. For the purposes of this Lease, "Force Majeure" shall be defined as any or all prevention, delays or stoppages and/or the inability to obtain services, labor, materials or reasonable substitutes therefor, when such prevention, delay, stoppage or failure is due to strikes, lockohts, labor disputes, terrorist acts, acts of God, governmental actions, civil commotion, tire or other casualty, and/or other causes beyond the reasonable control of the party obligated to perform, except that ForcelMajeure may not be raised as a defense (except as provided in a specific rent abatement provision of thiS Lease) for Tenant's non-performance of any obligations imposed by the Lease with regard to the payment of Fixed Monthly Rent and/or Additional Rent or Landlord's payment obligations.

Notwithstanding anything to the contrary contained in this Lease, Force Majeure shall excuse the performance of such party for a period equal to any suite prevention, delay, stoppage or inability. Therefore, if this Lease specifies a time period for performance of an obligation by either party, that time peribd shall be extended by the period of any delay in such party's performance caused by a Force Mal,e u re.

Section 20.5. Broker. Landlord and Tenant represent to one another that each has dealt with no broker or agent in connection with this Lease or its negotiations other than Douglas, Emmett and Company andBeitler Commercial Realty. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of olr relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant's execution of this Lease.

Section 20.6. Governing Law. This'Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 20.7. Submission of Lease. Whether or not rental deposits have been received by Landlord from Tenant, and whether or not Landlord has delivered to Tenant an unexecuted draft version of this Lease for Tenant's review and/or signature, no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Lease be valid and/or in effect until this Lease has been fully executed and a duplicate original of said fully-executed Lease has been delivered to both Landlord and Tenant.

The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Execution of ibis Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered a fully-executed duplicate original of this Lease to Tentint. Landlord and Tenant agree hereby to authorize transmission of all or portions of documents, inchiding'signature lines thereon, by facsimile machines, and further authorize the other party to rely conclusively upon such facsimile transmissions as if the original had been received.

Section 20.8. Captions. The captions in this Lease are for`convenience only and shall not in any wily limit or be deemed to construe or interpret the terms and provisions hereof.

Section 20.9. Singularand Plural, Etc. The words "Landlord" and "Tenant", as used herein, shall inchide the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one. Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint, and several.

Section 20.10.Independent Covenants. Except where the covenants contained in one Article of this Lease are clearly affected by or contingent upon fulfillment by either party of another Article or paragraph of this Lease, this Lease shall be construed as though, the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to peribrm its obligations set forth herein, Tenant shall' not be entitled to make any repairs or perform any actions hereunder at Landlord's expense or to any set-off of the Rent or other amounts owing hereunder against Landlord, except as otherwise provided herein; provided, however, that the foregoing shall in no way impair the right of Tenant to commence -a separate action against Landlord for the violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

Section 20.11. Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remMo valid;and enforceable to the fullest extent permitted by law.

Section 20.12. Warrantyof Authority. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Lease on behalf of Landlord or Tenant hereby covenant and warrant that each is a duly authorized and existing entity, that each has and is qualified to do business in California, that the persons signing on behalf of Landlord or Tenant have full right and authority to enter into this Lease, and that each and every person signing on behalf of either Landlord or Tenant are authorized to do so.

Section 20.13.NoRepresentations or Warranties. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 20.14. No Joint Venture or Partnership. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 20.15. Tenant's Obligations At Its Sole Expense. Notwithstanding the net that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of thiS Lease by Tenant, omit to state that such acts shall be performed at Tenant's sole expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall; be performed or fulfilled at Tenant's sole expense, and all breaches or defaults by Tenant hereunder shdll be deemed material.

Section 20.16. Attorneys' Fees. If litigation is instituted between Landlord and Tenant, the cause for which arises out of or in relation to this Lease, the prevailing party in such litigation shall be entitled to receive its costs (not Limited to court costs), expenses and reasonable attorneys' fees from the non-prevailing party as the same may be awarded by the court.

Setion 20.17.Waiver of Trial by Jury. In the interest of saving time and expense, Landlord and Tenant hereby consent to trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successor-in-interest in respect to any matters arising out of or relating to this Lease.

Section 20.18. NoMerger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any exiting subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of anylor all such subleases or subtenancies.

Section 20.19. Prohibition Against Recording. Except as provided in Section 14.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

Section 20.20. Hazardous Waste. Tenant specifically agrees that, except for such limited quantities of office materials and supplies as are customarily used in Tenant's normal business operations, Tenant shall not engage or permit at any time, any operations or, activities upon, or any use or occupancy of the Premises, or any portion thereof, for the putpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law.

Tenant shall, during the Term, remain in full compliance with all applicable laws governing its use and occupancy of the Premises, including, without limitation, the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of hazardous substances, materials or wastes, and any wastes regulated under any local, state or federal law. Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all Of its activities on the Premises.

Nothing in this Lease shall impose any obligation or liability upon Tenant with respect to hazardous waste that was in the Premises and or Building before Tenant first took occupancy of each portion of the PreMises and or Building or which was placed in the Premises and or Building at any time by anyone other than Tenant.

Section 20.21. Transportation Management. Tenant shall, at Tenant's sole expense, fully comply with all present or future progams intended to manage parking, transportation or traffic in and around the Building, when the same have been mandated by an outside governmental authority having jurisdiction therefor and not when required for the convenience of Landlord.

In connection therewith, Tenant shall be responsible for the transportation planning and management for all of Tenant's employees while located at the Premises, by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities reasonably designated by Landlord. Such programs may include, without limitation: restrictions on the number of peak-hour vehicle trips generated by Tenant; requirements for increased vehicle occupancy; implementing an in-house ride-sharing program and/or appointing an employee transportation coordinator; working with employees of any Building (or area-wide) ridesharing program manager; instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ridesharing; and utilizing flexible work shifts for employees.

a)	restrictions on the number of peak-hour vehicle trips generated by Tenant;

b)	requirements for increased vehicle occupancy;

c)	implementing an in-house ride-sharing program and/or appointing an employee transportation cordinator;

d)	working with employees of any Building (or area-wide) ridesharing program manager;

e)	instituting employer-sponsered incentives (financial or in-kind) to encourage employees to ridesharing; and

f)	utilizing flexible work shifts for employees.

Section 20.22.Signage. Tenant may not install, inscribe, paint or affix any awning, shade, sign. advertisement or notice on or to any part of the outside or inside of the Building, or in any portion of the PremiSes visible to the outside of the Building or common areas without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

All signage and/or directory listings installed on behalf of Tenant, whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord, at Tenant's sole expense.

Tenant's identification on or in any common area of the Building shall be limited to Tenant's name and suite designation, and in no event shall Tenant be entitled to the installation of Tenant's logo in any portion of the Building or common areas. Furthermore, the size, style, and placement of letters to be used in any of Tenant's signage shall be determined by Landlord, in Landlord's sole discretion, in full conformance with previously-established signage program for the Building.

Except as specified hereinbelow, Tenant shall only be entitled to one (1) listing on the Building directory, or any parking directory ancillary thereto, which shall only show Tenant's business name and suite designation. Tenant shall also be entitled to a maximum of twenty (20) additional listings on said Building and/or parking directory, which listings shall be limited solely to Tenant's officers, employees, subSidiaries, affiliates and/or sublessees, if any. All of said Iidtings shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

Section 20.23. Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors and P.L.E. Builders.

Section 20.24.Confidentiality. Landlord and Tenant agree that the covenants and provisions of this LeaSe shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Prerriises, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant.

Section 20.25. Guaranty. Concurrently with Tenant's execution of this Lease and as a condition prededent to the effectiveness of this Lease, Tenant shall cause Scott Mitchell Rosenberg, an individual and (Brian K. Altounian, an individual, jointly and severally, to execute and deliver to Landlord a Guaranty of Lease in the form of the Guaranty of Lease attached to this Lease as Exhibit E.

Section 20.25.1. Substitution of Letter of Credit in place of the Guaranty. Landlord and Tenant agree that within the first sixty (60) days following the full execution of this Lease, Tenant shall replace the Guaranty with a "Letter of Credit" (as defined below iris Article 23) and only upon Landlord's acknowledged receipt of the Letter of Credit, shall the Guaranty deemed null and void. The Letter of Credit shall be delivered to Rita Silver, Controller at (Landlord's corporate offices located at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 via courier or overnight mail, no later than the expiration of the sixtieth (60th ) calendar day following the full execution of this Lease (the "Substitution Date").

ARTICLE 21
PARKING

Section 21.1.Parking. Throughout the Term, Tenant shall have the right, but not the obligation to purchase and assign to its employees the number of parking pennits set forth in
Section 21.1 of the Basic Lease Information (`BLI"). Except as othenvise permitted by Landlord's management agent in its reasonable discretion, and based on the availability thereof, in no event shall Tenant be entitled to purchase more than the number of parking permits listed in the BLI. If additional parking permits are available on a month-to-month basis, which determination shall be in the sole discretion of Landlord's parkingagent, Tenant shall be permitted to purchase one or more of said permits on a first-come, frst- serveebasis.

Said parking permits shall allow Tenant to park in the Building parking facility at the posted monthly parking rates and charges then in effect, plus any and all applicable taxes, provided that such rates may be changed from time to time, in Landlord's sole discretion. Landlord shall retain sole discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant.

Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other; tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing. Such rate(s) or charges maybe changed by Landlord from time to time in Landlord's sole discretion, and shall include, without limitation, any and all fees or taxes relating to parking assessed to Landlord for such parking facilities.

Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued use of said transient, as well as monthly parking, shall be contingent upon Tenant and Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued compliance with the reasonable and non-discriminatory rules and regultions adopted by Landlord, which rules and regulations may change at any time or from time to time during the Term hereof in Landlord's sole discretion.

ARTICLE 22
CONCIERGE SERVICES

Section 22.1.Provision of Services. Landlord and Tenant acknowledge and understand that Landlord may, from time to time, make it possible for Tenant to use or purchase a variety of personal services which may include, but not be limited to, personal shopping, assistance with choosing or obtaining travel reservations, accommodations and/or tickets; tickets to performances, recommendations to eating establishments; and the like (collectively "Concierge Services").

Tenant acknowledges that said Concierge Services are provided by Landlord solely as an accommodation to and for the convenience of Tenant and Tenant's agents, contractors, directors, employees, licensees, officers, partners or shareholders, and Landlord does not make any representation, warranty or guarantee, express or implied, as to the quality, value, accuracy, or completeness of said Concierge Services, or whether or not Tenant shall be satisfied with the services and/or goods so provided and/or recommended. Landlord hereby disclaims any control over the variety or sufficiency of such srvices to be provided.

Tenant acknowledges that Tenant is not required to use such Concierge Services as a condition precedent to compliance with the Lease that Tenant's use of such Concierge Services is strictly voluntary, and at the sole discretion and control of Tenant. Tenant shall independently make such financial arrangements for payment of the services provided as Tenant deems reasonable and of value.

ARTICLE 23
LETTER'OF CREDIT

Prior to the Substitution Date (as defined above on Section 20.25.1), Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease, an irrevocable and unconditional negotiable letter of credit (the "Letter of Credit"), substantially in the form attached as Exhibit G hereto and made;a part hereof, and containing the terms required heren, payable in the County of Los Angeles, California, running in favor of Landlord, issued by a solvent bank reasonably approved by Landlord under the supervision of the Superintendent of Banks or the State of California, or a National Banking Association, in the amount of 5336,000.00 ("LC Amount''). The LC Amount shall be subject to reduction annually during the initial Lease Temi, per Section 23.2 below. Further, the Letter of Credit shall be:

a)	at sight and irrevocable;

b)
maintained in effect for the entire period from the date of execution of this Lease through the date (`Lease Expiration Date) which is sixty (60) days following the expiration of the Term of this Lease, provide that the expiration date thereof shall be no earlier than the Lease Expiration Date or Provide for automatic, renewal thereof at least through the Lease Expiration Date, unless the issuing hank provides at least sixty (60) days prior written notice to Landlord of such non-renewal by certified mail, return receipt requested at the address set forth on the form of Letter of Credit attached as Exhibit G, and Tenant shall deliver a new Letter of Credit to Landlord at least sixty (60) days prior to the expiration of the Letter of Credit without any action whatsoever on the part of Landlord;

c)	subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500; and

d)
fully assignable by Landlord in connection with only the first of any number of transfers during the Lease Term of Landlord's interest in this Lease (with Tenant bearing any fees, costs or expenses in connection with any such transfer), and permit partial draws.

In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's reasonable discretion, and shall provide, among other things, in effect that:

i)
Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) written statement that Landlord is entitled to make such drawing under this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

ii)	the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracythereof and regardless of whether the Tenant disputes the content of such statement; and

iii)
in the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as aPplicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord.

If as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, Tenant shall, within five (5) business days hereafter, provide Landlord with an additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 23, and if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant.

Temmt further covenants and warrants that it will neither assign nor encumber the Letter of Credit, or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Lease Expiration Date, LandlOrd will accept a renewal letter of credit or substitute letter of credit (such renewal or substitute letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above Iprovided through the Lease Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 23, Landlord shall have the right to present the Letter of Credit to the issuing bank in accordance with the terms of this Article 23, and the entire sum evidenced thereby shall be paid to and held by Landlord as cash (the "Cash Collateral") to be held as collateral for performance of all of Tenant's obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease pending Tenant's delivery to Landlord of the required replacement letter of credit in the LC Ambunt and otherwise complying with all of the provisions of this Article 23. Upon delivery of such replacement letter of credit, any Cash Collateral held by Landlord shall be returned to Tenant. Landlord shall have the right to hold Cash Collateral in a deposit account in the name of Landlord and commingle the Cash Collateral with its, general assets and Tenant hereby grants Landlord a security interest in the Cash Collateral. Tenant shall not be entitled to any interest earned on the Cash Collateral.

If there is an Event of Default under the Lease beyond any applicable grace period, Landlord may, but without obligation to do so, draw upon the Letter of Credit and/or utilize the Cash Collateral, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant's default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or Cash Collateral be:

a)	deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7;

b)	subject to the terms of such Section 1950.7; or

c)	intended to serve as a "security deposit" whitin the mening of such Section 1950.7.

The parties hereto:

i)
recite that the Letter of Credit and/or Cash Collateral, as the case may be, is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto; and

ii)	waive any and all rights, duties and obligations either party may now or, in the future, will have relating or arising from the Security Deposit Laws.

Section 23.1Burn-off of LC Amount. Notwithstanding the foregoing provisions of Article 23 to the contrary, the LC Amount shall be reduced at the end of the:

(i)	the twenty-fourth (24th) calendar month of the initial Lease Term (the "First Reduction Date") from $336,000.00 to $252,000.00;

(ii)	thirty-sixth (36th) calendar month of the initial Lease Term from $252,000.00 to $168,000.00;

(iii)	the forty-eighth (48th) month of the initial Lease Term from $168,000.00 to $84,000.00; and

[INTENTIONALLY LEFT BLANK]

(iv)	the sixtieth (60th) calendar day following the sixtieth (60th) calendar month of the initial Lease Term from $84,000.00 to $0.00.

There shall be no reduction in the LC Amount if there is an Event of Default of any of its Obligations under this Lease as of the First Reduction Date.

IN WITNESS WHEREOF, Landlord and Tenn the date(s) written below.

LANDLORD: DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company	TENANT: PLATINUM STUDIOS, LLC, a California limited liability company
By:	DOUGLAS, EMMETT AND COMPANY, a California corporation, its agent
By:	/s/ Michael J. Means	By:	/s/ Scott Mitchell Rosenberg
	Michael J. Means		Scott Mitchell Rosenberg
	Vice President	By:	/s/ Brian K. Altounian
Dated:	7/13/06		Center Operating Officer
		Dated:	7/11/06

GUARANTOR: By executing below, Guarantor acknowledges receipt of the foregoing Lease, including Exhibits Athrough C, E, G and H.
By:	/s/ Scott Mitchell Rosenberg
Scott Mitchel Rosenberg, an individual
By:	/s/ Brian K. Altounian
Brian K. Altounian, an individual
Dated:	7/11/06
Jointly and severally

EXHIBIT A — PREMISES PLAN

Suite 1400 at 11400 West Olympic Boulevard, Los Angeles, California 90064

Rentable Area approximately 12,493 square feet

Usable Area approximately 11,357 square feet

(Measured pursuant to the provisions of Section 1.4 of the Lease)

EXHIBIT B
IMPROVEMENT CONSTRUCTION AGREEMENT
CONSTRUCTION PERFORMED BY TENANT

Section 1. Tenant to Complete Construction.Concurrent with Tenant's occupancy of the Premises. whidb shall not entitle Tenant to any set-off or rent abatemei Teront's general contractor ("Contractor-) shalll furnish and install Within the Premises those items or general construction (the "Improvements-'), shown on the final Plans and Specifications approved by Landlordl and in compliance with all applicable codes and regulations. The definition of Improvemets shall include all costs associated with completing the Tenant Improvements, including but not limited to epace planning, design, architectural, and !engineering fees, contracting, labor and material costs, municipal fees and permit costs, and docurnent development and/or reproduction. All approvals shall not be unreasonably withheld, conditioned or delayed hereunder, and the parties shall act in good faith, to finalize the Tenant Improvements.

All Tenant selections of fiMshes shall'be indicated in the Plans and Specifications and shall be equal to or better than the minimum Building stonclards and speet'ications.

Any work not shown in final construction PL;ns and Specifications or included in the Improvements such as, but not limited to telephone service, furnishings, or cabinetry, for vhich Tenant contracts separately shall be subject to Landlord's policies and shall be conducted in such a w ay as to not unreasonably hinder or delay the walk of Improvements.

Section 2. Tenant'sPayment of Costs. Subject to Landlords reimbursement as specified liereinbelmv, Tenaht shall bear all costs of the Improvements, and shall timely pay said costs directly to the Contractor. From time to time, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full for the work completed to-date.

In addition, Tenant shall reimburse Landlord for any and all of Landlord's out of pocket co.ts incurred in reviewing Tenant's PIaes and Specificatioes by engaging any third party engineers, contractors, consultants or design specialistsor for any other "peer review:" work associated smith Landlord's review of Tenant's Plans and Specifications. Tenant shall pay such costs (not to exceed three percent (3%) of the actual cost of work) to Landlord wintin five (5) business days after Landlord's delivery to Tenant of a copy of the invoice(s) for such work.

Tenant shall also pay the cost of any renovations or revisions which Landlord is required to make to any common area or portion of the Building, which such revisions and repairs or revisions arise out of or are required in connection with Tenant's completion of the Improvements contemplated herein.

Sectfon 3. LienReleases. Contractor shall provide Landlord with lien releases as requested by Landlord and confirmation that no liens have been filed a;e:tinst the Premises or the Building. If any Inns larise against the Premises or the Building as a result of Tenant's Improvements, Tenent shall immedicitely, at Tenant's sole expense, remove such liens at, .t provide Landlord evidence that the title to the Bbilding and Premises have been cleared of such liens.

Section 4. Performance Bonds.Intentionally Omitted

Section 5. Landlord's Reimbursemet for Costs. Landlord's reimbursement to Tenant for the Improvements in Paraaraph 1 above, shall be as set forth belew.

Section 5.1 Remaining Allowance.Provided Tzeant has substituted the Letter of Credit in place of the Guaranty per Section 20.25.1, and subject to Section 5.2 below, Tenant shall be eligible to be reimbursed by Landlord up to $10.00 per square feet of Usable Area contained in Premises, winch amount is approximately the sum of $113,570.00 based on $10.00 times approximately 11,357 usl) (the "Allowance"), towards the costs of Tenant's design, permitting and c impletion of linprovemems to the Premises; it being understood that in no event shall any portion of the Allowance be used for cabling, moving expenses or furniture and equipment.

Section 5.2Reimbursement Conditions. Landlord shall, upon Tenant's submission to Landlord of (i) copies of checks paying for the completed tenant improvements to the Premises, and (ii) unconditional lien releases from the contractor andier t:ub-contractors providing the services therefor, reimburse Tenant up to an amount equal a 11 Allowance within thirty (30) days of receipt of a Written request for payment from Tenant. and so long as Landlord receives the items described in (i) and (ii) above no later than the last eelerelar day of the twelfth (12th) calendar month of the initial Lease Term..

Section 6. Pre-Construction Requirements.Prior to Tenant or Contractor commencing any work:

a)
Contractor, and its subcontractors and suppliers, shill be approved in wiriting by Landlord, which approval shall not be unreasonably withheld, conditteeard or delayed. As a condition of such approval, so long as the same are reasonably cost co:epetitive, Contractor shall use Landlord's heating, venting, air-conditioning. plumbing, and electric.:d subcontractors for such work;

b)
Tenant or Tenant's Contractor shall submit all Plans and specifications to Landlord, and no woik on the Premises shall be commenced before Tenant h:n received Landlord's final written approval thereof; which shall not be tun-eesonably withheld, delLy xi or conditioned;

EXHIBIT B
IMPROVEMENT CONSTRUCTION AGREEMENT (continued)

c)
Contractor shall concurrently submit to Landlord and Tenant a written bid for completion of the Improvements. Said bid shall include Contractor's overhead, profit, and fees, and an administration fee of five percent (5%) of the construction budget, which Contractor shall pay directly to Landlord's managing agent to defray said agent's costs for supervision of the construction, except, to the extent Tenant hires Landlord's contractor to perform any tenant improvement work beyond painting the interior walls of the Premises, and/or installing new carpet throughout the Premises (the "Landlord Built Improvements"), then Landlord shall not charge Tenant any administrative fee in connection wiith the Landlord Built Improvements;

d)	Contractor shall complete all architectural and planning review and obtain all permits including signage, required by the city, state or county in which the Premises are located; and

e)
Contractor shall submit to Landlord verification of public liability and workmen's compensation insurance adequate to fully protect Landlord and Tenant from and against any and all Ih.tbility for death or injury to persons or damage to property caused in, on or about the Premises or the Building from any cause whatsoever arising out completion of the hnprovements or any other work done by Contractor.

f)
Landlord and Tenant agree that if the hnprovements are actually constructed by Tenant's Contractor at a cost which is less than the Allowance, 'there shall be no monetary adjustment between Landlord and Tenant and the entire cost savings shall accrue to the benefit of Landlord.

Section 7. Landlord'sAdministration of Construction. Tenant's Contractor and its subcontractors and suppliers shall be subject to Landlord's reasonable administrative control and supervision. Landlord shall provide the Contractor and its subcontractors reasonable access to the Premises so as to timely complete the Improvements; reasonable use of the freight elevators at no cost for the movement of Conttactoes and its subcontractoes materials and laborers; and use of parking spaces in the parking facilities serving the Building at no cost so long as the same are available therefor without disturbing the quiet enjoyment or reasonable access of any other occupant of the Building.

Section 8. Fixed Date for Commencement Date. Tenant acknowledges and agrees that whether or not Tenant has completed construction' of the Improvements, the Conmiencement Date shall be as stated in Section 2.1 of the Lease.

Section 9. Compliance with ConstructionPolicies. During construction of the Improvements, Tenant's Contractor shall adhere to the Construction Policies specified hereinbelow, which represent Landlord's minimum requirements for completion of the Improvements.

CONSTRUCTION POLICY

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord's pemdssion to Tenant to complete the construction conteinplated hereunder, Tenant agrees to be bound by and follow the provisions, contained hereinbelow:

Section 10. Administration.

a)	Contractors to notify Building Office prior to starting any work. No exceptions. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b)	The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)	Chntractor will make sure that at least one set of drawings 1.7,111 have the Building Manager's initials approving the plans and a copy delivered to the Building Office.

d)	AS-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)	The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)	A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

ii)	An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f)	All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g)
The general contractor must provide for the removal of all trash, and debris arising during the course of construction. At no time are the building's trash compactors and/or dumpsters to be used by the general contractor's clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h)
Centractors will include in their proposals all costs to include: parking, elevator service, additional security (if required), restoration of carpets, etc. Parking will be validated only if contractor is ‘working directly for the Building Office.

EXHIBIT B

IMPROVEMENT CONSTRUCTION AGREEMENT (continued)

i)
Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started,

Section 11. Building Facilities Coordination.

a)	All deliveries of material will be made through the parking lot entrance.

b)	Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)	Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials andior tools to use the "passenger" elevators.

Section 12. Housekeeping.

a)	Stine entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)	All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

i)	Mylar -- Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)
Masonite—1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and "trip-free" transitions. Materials to be extra heavy-duty and installed frond freight elevator to the suite under construction.

c)	Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangement for utility closets will be made with the Building Office.

d)	Food and related lunch debris arc not to be left in the suite under construction.

e)	All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection.
This includes dusting of' all window sills, light diffusers, cleaning of cabinets and sinks. All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

Section 13. Construction Requirements..

a)
All Life and Safety and applicable Building Codes will be strictly enforced (i.e., tempered glass. fire dampers, exit signs, smoke detectors, alarms, etc,). Prior coordination with the Buildine. Manager is required.

b)	Electric panel schedules must be brought up to date identifying all new circuits added.

c)	All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on backside of each cover plate.

d)
All electrical and phone closets being used must have panels replaced and doors shut at the end of each day's work. Any electrical closet that is opened with the panel exposed must have a work person present.

e)
All electricians, telephone, personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged fqr this service.

f)	Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)
All "anchoring" of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)	All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i)	All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

i)	A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)
A second inspection of the HVAC operation will aslo be scheduled through the Building Offcies and will take place with the attendance of the HVAC contractors Air Balance Enineer. This inspection will take place when the suite in question is ready to be air-balanced.

iii)	The Building Engineer will inspect the construction on a periodic basis as well.

j)	All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

EXHIBIT B
   IMPROVMENT  CONSTRUCTION AGREEMENT (continued)

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant's contractor during the course of construction shall'be deducted from Tenant's Allowance or Tenant's Security Deposit, as appropriate.

LANDLORD: DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company	TENANT: PLATINUM STUDIOS, LLC, a California limited liability company
By:	DOUGLAS, EMMETT AND COMPANY, a California corporation, its agent
By:	/s/ Michael J. Means	By:	/s/ Scott Mitchell Rosenberg
	Michael J. Means		Scott Mitchell Rosenberg
	Vice President	By:	/s/ Brian K. Altounian
Dated:	7/13/06		Center Operating Officer
		Dated:	7/11/06

EXHIBIT B-1

CONSTRUCTION BY TENANT DURING TERM

1.  Exhibit B governs the performance of the initial Improvements contemplated by Tenant, and among other things entitles Tenant to a reimbursement for the costs of the initial Improvements from proceeds of the Allowance. If, after the completion of the initial Improvements per Exhibit B, Tenant then wishes to make a Tenant Change, as specified in Section 12.12 of the Lease, such Tenant Change shall be completed pursuant to the provisions of Section 12.12 of the Lease and this Exhibit B-I. Tenant shall bear all costs of said Tenant Change, which shall be paid directly to Tenant's general contractor ("Contractor").

2.  Contractor shall complete construction to the Premises pursuant to the final Plans and Specifications approved in writing by Landlord and Tenant (the "Tenant Change"), in compliance with all applicable codes and regulations. Tenant's selections of finishes and materials shall be indicated on the Plans and Specifications, and shall be equal to or better than the minimum Building standards and specifications. All Work not shown on the final Plans and Specifications, but which is to be included in the Tenant Change, including but not limited to, telephone service installation, furnishings or cabinetry, shall be installed pursuant to Landlord's reasonable directives.

3.   Prior to commencing any work:

a)
Tenant's proposed Contractor and the Contractor's proposed subcontractors and suppliers shall be alproved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, so long as the same are reasonably cost competitive, then Contractor shall use Landlord's Heating, Venting, and Air-conditioning, plumbing, and electrical stibcontractors for such work.

b)
During completion of any Tenant Change, neither Tenant or Contractor shall permit any subcontractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord's reasonable judgment, would violate Landlord's agreement with any union ilicividing work, labor or services in or about the Building.

c)
Cbntractor shall submit to Landlord and Tenant a written bid for completion of the Tenant Change. Said bid shall include Contractor's overhead, profit, and fees, and, if the proposed Tenant Change is fOr cosmetic work in excess of $20,000 in aggregate value per occurrence or for structural work of any kind, Contractor shall:

i	pre-pay to Landlord's managing agent $250.00 as partial payment of said managing agent's construction administration fee, as specified hereinbelow, and

ii
upon completion of said Tenant Change, pay an administration fee for supervision of said Tenant Change equal to fifty dollars ($50.00) per hour, to a maximum of five percent (5%) of the total 1 cost of the Tenant Change, to defray said agent's costs for supervision of the construction;

4.  Tenant or Contractor shall submit all Plans and Specifications to Landlord, and no work on the Premises shall be commenced before Tenant has received Landlord's final written approval thereof, which shall not be unreasonably withheld, delayed or conditioned. In addition, Tenant shall reimburse Landlord for any and all of Landlord's out of pocket costs incurred in reviewing Tenant's plans for any Tenant Change by engaging any third party engineers, contractors, consultants or design specialists or for any Other "peer review" work associated with Landlord's review of Tenant's plans for any Tenant Change. Tenant shall pay such costs to Landlord within five (5) business days after Landlord's delivery to Tenant of a copy of the invoice(s) for such work.

5.  Contractor shall complete all architectural and planning review and obtain all permits, including signage, required by the city, state or county in which the Premises arc located; and

6.  Contractor shall submit to Landlord verification of public liability and worker's compensation insurance adequate to fully protect Landlord and Tenant from and against any and all liability for death or injury to persons or damaae to property caused in or about or by reason of the construction of any work done by Contractor or Contractor's subcontractors or suppliers.

7.  Intentionally Omitted.

8.  Contractor and Contractor's subcontractors and suppliers shall be subject to Landlord's reasonable administrative control and supervision. Landlord shall provide Contractor and Contractor's subcontractors and suppliers with reasonable access to the Premises.

9.  During construction of the Tenant Change, Contractor shall adhere to the procedures contained hereinbelow, which represent Landlord's minimum requirements for completion of the Tenant Change.

10.  Upon completion of the Tenant Change, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full, and Contractor shall provide Landlord with hen releases as requested by Landlord, confirmation that no liens have been filed against the POmises or the Building. If any liens arise against the Premises or the Building as a result of the Tenant Change, Tenant shall immediately, at Tenant's sole expense, remove such liens and provide Landlerd evidence that the title to the Building and Premises have been cleared of such liens.

11.  Whether or not Tenant or Contractor timely complete the Tenant Change, unless the Lease is otherWise terminated pursuant to the provisions contained therein, Tenant acknowledges and agrees that Tenant's obligations under the Lease to pay Fixed Month/y Rent and/or Additional Rent shall continue unabated.

                                               EXHIBIT B-I

                            CONSTRUCTION BY TENANT DURING TERM

                                           (continued)

CONSTRUCTION POLICY

The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord's permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

1. Administration

a)	Contractors to notify the management office for the Building prior to starting any work. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used

b)	The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior:to the start of construction.

c)	Contractor will make sure that at least one set of drawings will have the Building Manager's initials approving the plans and a copy delivered to the Building Office.

d)	As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)	The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)	A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

ii)	An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f)	All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g)
The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building's trash compactors and/or dumpsters to be used by the general contractor's clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h)
contractors will include in their proposals all costs to include parking, elevator service, additional security (if required), restoration of carpets, etc. Parking will be validated only if contractor is Working directly for the Building Office.

i)
Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

2. Building Facilities Coordination

a)	All deliveries of material will be made through the parking lot entrance.

b)	Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)	Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the "passenger" clbvators.

3. Housekeeping

a)	Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)	All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

i)	Mylar: Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)
Masonite 1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and "trip-free" transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)	Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d)	Food and related lunch debris are not to be left in the suite under construction.

e)
All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

EXHIBIT B-1
 CONSTRUCTION BY TENANT DURING TERM
(continued)

 4.  Construction Requirements

a)
All Life and Safety and applicable Building Codes will be strictly enforced (i.e. tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc). Prior coordination with the Building Manager is required.

b)	Electric panel schedules must be brought up to date identifying all new circuits added.

c)	All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on blick side of each cover plate.

d)
All electrical and phone closets being used must have panels replaced and doors shut at the end of each days work. Any electrical closet that is opened with the panel exposed must have a work pOrson present.

e)
All electricians, telephone personnel, etc. will upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)	Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g)
All "anchoring" of walls or supports to the concrete are not to be done during normal working hours (7-30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h)	2[6]11 core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i)	All HVAC work must be inspected by the Building Engineer. The following procedures will be fdllowed by the general contractor:

i)	A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)
A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor's Air Balance Engineer. This inspection will take place when the suite in, question is ready to be air-balanced.

iii)	The Building Engineer will inspect the construction on a periodic basis as well.

j)	All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant's contractor during the course of construction shall be deducted from Tenant's Allowance or Tenant's Security Deposit, as appropriate.

LANDLORD: DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company	TENANT: PLATINUM STUDIOS, LLC, a California limited liability company
By:	DOUGLAS, EMMETT AND COMPANY, a California corporation, its agent
By:	/s/ Michael J. Means	By:	/s/ Scott Mitchell Rosenberg
	Michael J. Means		Scott Mitchell Rosenberg
	Vice President	By:	/s/ Brian K. Altounian
Dated:	7/13/06		Center Operating Officer
		Dated:	7/11/06

EXHIBIT C
RULES AND REGULATIONS
BUILDING RULES AND REGULATIONS

1.  Access. Tenant and/or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only use the sidewalks, entrances, lobby(ies), garage(s), elevators, stairways, and public corridors as a means of ingress and egress, and shall take such actions as may reasonably be necessary to ensure that the same remain unobstructed at all times.

The entrance and exit doors to the Premises are to be kept closed at all times except as required for orderly passage to and from the Premises. Except on balconies available for the joint or exclusive use of Tenant as otherwise specified hereinabove, Tenant shall not permit its agents, clients, contractors, dircctors, employees, invitees, licensees, officers, partners or shareholders to loiter in any part of the Building or obstruct any means of ingressor egress. Tenant shall not cover any doors, and shall not cover, any window, other than with vertical or mini-blinds pre-approved in writing by Landlord. Landlord specifically disapproves the installation of any film or foil covering whatsoever on the windbws of the Premises.

Neither Tenant, nor its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall, go up on the roof or onto any balcony serving the Building, except upon such roof, portion thereof, or balcony as may be contiguous to the Premises and is designated in writing by Lndlord as a roof-deck, roof-garden area, or exclusive use balcony area.

2.  Restroom Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus (the "Restroom Facilities"), whether contained in the common areas of the Building and/or the interior of the Premises, shall not be used for any puipose other than that for which they were designed. Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to throw foreign substances of any kind whatsoever or papers not specifically designated for use in the Restroom facilities down any toilet, or to dispose of the same in any way not in keeping with the instructions provided to Tenant by the management of the Building regarding same, and Tenant hereby specifically agrees to reimburse Landlord directly for the expense of any breakage, stoppage or damage resulting from Tenant's violation of this rule.

3.  Heavy Equipment. Landlord reserves the right, in Landlord's sole discretion, to decline, limit or designate the location for installation of any safes, other unusually heavy, or unusually large objects to be used or brought into the Premises or the Building. In each case where Tenant requests installation of one Or more such unusually heavy item(s), which request shall be conclusively evidenced by Tenant's effort', to bring such item(s) into the Building or Premises, Tenant shall reimburse Landlord for the costs of any engineering or structural analysis required by Landlord in connection therewith. In all cases, each such heavy object shall be placed on a metal stand or metal plates or such other mounting detail of such size as shall be prescribed by Landlord.

Tenant hereby indemnifies Landlord against any damage or injury done to persons, places, things or the Building or its common areas when such damage or injury primarily arises out of Tenant's installation or use of one or more unusually heavy objects. Tenant further agrees to reimburse Landlord for th'e costs of repair of any damage done to the Building or property therein by putting in. taking out, or maintaining such safes or other unusually heavy objects.

4.  'Transportation of Freight. Except as otherwise agreed to by Landlord in writing, Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only.carry freight, furniture or bulky materials in or out of the Building before or after Normal Business Hours, (as that term is defined in Section 8.1 of the Lease). Tenant may only install and/or move such freight, furniture or bulky material after previous written notice of its intention to complete such a move, given to the Office of the Building. The persons and/or company employed by Tenant for such work must be professional movers, reasonably acceptable to Landlord, and said movers must provide Landlord with a certificate of insurance evidencing the existence of worker's compensation and all risk liability coverage in a minimum•amount of 52 000 000.

Tenant may, subject to the provisions of the immediately preceding paragraph, move freight. furniture,, bulky matter and other material in or out of the Premises on Saturdays between the hours of 8:00 and 6:00 P.M., provided that Tenant pays in advance for Landlord's reasonably anticipated additional costs, if any, for elevator operators, security guards and other expenses arising by reason of such move by Tenant.

5.  Flammable Materials. Except for such limited quantities of office materials and supplies as are custoniarily utilized in Tenant's normal business operations, Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, flammable or combustible fluid or material, other than those limited quantities of normal business operating materials as may reasonably be necessary for the operation or maintenance of office equipment. Nor shall Tenant keep or bring into the Premises or the Building any other toxic or hazardous material specifically disallowed pursuant to California state law.

6.  Cooking /Odors / Nuisances. Tenant shall not permit its agents, clients, contractors, directors,  employees, invitees, licensees, officers, partners or sharehblders to engage in the preparation and/or serving of foods unless the Premises includes a self-contained kitchen area. Nor shall Tenant permit the odors arising from such cooking, or any other improper noises, vibrations, or odors to be emanate from the Premises. Tenant shall not obtain for use in the Premises, ice, drinking water, food, beverage, towel or othbr similar services except at such reasonable hours and under such reasonable regulations as may be specified by Landlord.

    EXHIBT C
             RULES AND REGULATIONS
                          (continued)

Tenant hereby agrees to instruct all persons entering the Premises to comply with the requirements of the 13uilding, by advising all persons entering the Premises that smoking of any tobacco or other substance is prohibited at all times, except in such common areas located outside the Building as may be designated by the Building management.

Tenant shall not permit Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to interfere in any way with other tenants of the Building or withithose having business with them.

Tenant shall not pennit its agents, clients, contractors, directors, employees, invitees, licensees, officiers, partners or shareholders to bring or keep, within the Building any animal, bird or bicycle, except such seeing-eye dog or other disability assistance type animal as may comply with the requirements of any handicapped ordinances having jurisdiction therefor.

Tenant shall store its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is a hazardous waste or toxic substance or is of such a nature that its disposal in Landlord's ordinary and customary manner of removing and disposing of trash and garbage would be a violation of any law, ordinance or company regulation governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at, such times as Landlord shall designate. As and when directed by Landlord and/or if required by any governmental agency having jurisdiction therelbr, Tenant shall comply with all directives for recycling and separation of trash.

Tenant shall not employ any person to do janitorial work in any part of the Premises without the priorliwritten consent of Landlord, which consent may be withheld in Landlord's sole discretion.

Landlord reserves the right,to exclude or expel from the Building any person who in Landlord's sole discretion is intoxicated or under the influence of liquor or drugs or who, in any manner, engages in any act in violation of the Rules and Regulations of the Building.

Tenant shall not conduct any public or private auction, fire sale or other sale of Tenant's personal property, furniture, fixtures or equipment or any other property located in or upon the Premises, without Landlord's prior written consent, which consent shall be in Landlord's sole discretion.

7.  Storage.Tenant may only store goods, wares, or merchandise on or in the Premises in areas specifically designated by Landlord for such storage.

8.  Directives to Management.Tenant's requirements, other than those Landlord specifically agrees to perform elsewhere in this Leas; shall only be attended to upon the Building management's receipt of Tenant's written request therefor. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building management. No security guard, janitor or engineer or other employee of the Building management shall admit any person (Tenant or otherwise) to the Premises without specific instructions from the Office of the Building and written authorization for such admittance from Tenant.

9.  Keys, and Locks.Landlord shall furnish Tenant with two keys to each door lock existing in the Premises. Tenant shall reimburse Landlord a reasonable charge for these and any additional keys. Tenant shall not be permitted to have keys mad; nor shall Tenant alter any lock or install a new or additional lock or bolts on any door of the Premises without Landlord's prior written consent. Tenant shall,in each case, furnish Landlord with a key for any additional lock installed or changed by Tenant or Tenant's agent(s). Tenant, upon the expiration or earlier termination of this Lease, shall deliver to Landlord all keys in the possession of Tenant or Tenant's agents, clients, contractors, directors, empleyees, invitees, licensees, officers, partners or shareholders, for doors in the Building, whether or not furnished to Tenant by Landlord. If Tenant, or Tenant's agents, clients, contractors, directors, employees, invitees, licensees; officers, partners or shareholders, lose or misplace any key(s) to the Building, Landlord shall, in Landlord's sole discretion, either replace said key(s) or re-key such locks as may be affected thereby, and Tenant shall reimburse Landlord for all such costs of such re-keying and/or replacement.

10.  Solicitation.Tenant and/or its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall not permit any canvassing, peddling, soliciting and/or distribution of handbills or any other written materials to occur in the Premises and/or the Building, nor shall Tenant or Tcnant's agents, clients, contractors, directors, employees, invitees, licensees, officers. partners or shareholders engage in such solicitation or distribution activities.

11.  Retail.Sales, Services and Manufacturing Prohibited. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry On or permit or allow any employee or other person to carry on the independent business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of other occupants of any other portion of the Building. Tenant shall not pennit the PremiSes to be used for manufacturing or for any illegal activity of any kind, or for any business or activitY other than for Tenant's specific use.

12.  Changein Name or Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

EXHIBIT C
RULES AND REGULATIONS
                    (continued)
13.  Projections from Premises. Tenant shall not install any radio or television antenna, loudspeaker or °their device on the roof or the exterior walls of the Building or in any area projecting outside the interior wall/s of the Premises. Tenant shall not install or permit to be installed any awnings, air conditioning units or other projections, without the prior written consent of Landlord.

14.  Superiority of Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants, agreements or provisions of this Lease. If a lconflict or disagreement between the Lease and these Rules becomes apparent, this Lease shall prevail.

15. Changes to Rules and Regulations. Provided such changes do not materially harm Tenant's ability to conduct its normal business operations, Landlord shall retain the right to change, add or rescind any rule or regulation contained herein, or to make such other and further reasonable and non-discriminatory Rules and Regulations as in Landlord's sole judgment may, from time to time, become necessary for the management, safety, care and cleanliness of the Premises, the Building or the Parking Facilities, or for the preservation of good order therein, or for the convenience of other occupants and tenants therein, so longlas such rescission, addition, deletion or change is thereafter reasonably applied to all occupants of the Building affected thereby.

PARKING RULES AND REGULATIONS
A.	Tenantshall strictly comply with all posted speed limits, directional signs, yield signs, stops signs and all other signs within or about the parking facilities.

B.	Tenant shall register all vehicle license plate numbers with the Building management.
0 0
C.
Tenantshall be responsible for the cost of repairing any damage to the parking facilities or cleaning any debris created or left by Tenant, including, without limitation, oil leakage from motor vehicles parked in the parking facilities under its auspices.

D.
Landlord, in addition to reserving the right to designate one or more areas solely for visitor parking, wItch areas may be changed by Landlord from time to time with or without prior notice to Tenant, reserves the right to allocate additional visitor spaces on any floor of the parking facilities. Tenant stiall not park any vehicles in any spaces designated as visitor only spaces or customer spaces within the parking facilities.

E.
Tenant shall strictly comply with all rules, regulations, ordinances, speed limits, and statutes affecting handicapped parking andior access, and shall not park any vehicles within the fire lanes, along, parking curbs or in striped areas.

F.
Tenant shall only use the number of parking permits allocated to it and shall not permit more than one of its employees to utilize the same parking permit. Landlord reserves the right to assign or reaSsign parking spaces within the Parking facilities to Tenant from time to time, and provided Landlord is required to do so by reason of any action arising out of a governmental mandate imposed on Landlord, Landlord further reserves the right at any time to substitute an equivalent number of parking spaces in a parking facilities or subterranean or surface parking facility within a reasonable distance of the Premises.

G.
Except with Landlord's managing agent(s)' prior written consent, Tenant shall not leave vehicles in the parking facilities overnight, nor park any vehicles in the parking, facilities other than automobiles, Motorcycles, motor-driven'-or non-motor-driven bicycles or four-wheeled trucks or vans. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Tenant shall ensure that vehicles parking in the parking facilities by using the parking permits assigned to Tenant shall be parked entirely within the striped lines designating "a single space and are not so situated or of such a width or length as to impede access to or egress from vehicles parked in adjacent areas or doors or loading docks. Further, all vehicles utilizing Tenant's parking permits shall not be higher than any height limitation that may be posted, or of such a size, weight or dimension so that entry of such vehicle into the parking facilities would cause any damage or injury thereto.

H.
Tenant shall not allow any of the vehicles parked using Tenant's permits, or the vehicles of any of Tenant's suppliers, shippers, customers or invitees to be loaded or unloaded in any area other than those specifically designated by Landlord for loading.

I.
Tenant shall not use or occupy the parking'facilities in any manner which will unreasonably interfere with the use of the parking facilities by other tenants or occupants of the Building. Without limitation, Tenant agrees to promptly turn off any vehicle alarm system activated and sounding an alarm in the parking facilities. In the event said alarm system fails to turn off and no longer sound an intruder alert fifteen (15) minutes after commencing such an alarm, Landlord shall reserve the right tolremove the vehicle from the parking facilities at Tenant's sole expense.

J.	Tenant acknowledges that the Rules and Regulations as posted herein shall be in effect twenty-four hOurs per day, seven days per week, without exception.

K.
Tenant acknowledges that the uniformed guard officers and parking attendants serving the parking faeilities are authorized to issue verbal and written warnings of Tenant's violations of any of the rules and regulations contained herein. Except in the case, of a car alarm continuing to sound in excess of a maximum of fifteen minutes, in which case no further notice by Landlord shall be required. If Tenant or Tenant's agents, contractors, directors, employees, officers, partners or shareholders continue to materially breach these rules and regulations after expiration of written notice and the opportunity to cure has been given to Tenant, then in addition to such other remedies and request for injunctive relief it may have Landlord shall have the right, without additional notice, to remove or tow away the vehicle involved and store the same, all costs of which shall be borne exclusively by Tenant and/or revoke Tenant's parking privileges and rights under the Lease.

EXHIBIT
                RULES AND REGULATIONS (continued)

LANDLORD: DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company	TENANT: PLATINUM STUDIOS, LLC, a California limited liability company
By:	DOUGLAS, EMMETT AND COMPANY, a California corporation, its agent
By:	/s/ Michael J. Means	By:	/s/ Scott Mitchell Rosenberg
	Michael J. Means		Scott Mitchell Rosenberg
	Vice President	By:	/s/ Brian K. Altounian
Dated:	7/13/06		Center Operating Officer
		Dated:	7/11/06

EXHIBIT E
GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is made by Scott Mitchell Rosenberg, an individual and Brian K. Altounian, an individual (jointly and severally, "Guarantor") in favor of DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company ("Landlord") in connection with that certain lease dated July 10, 2006, (the "Lease") pursuant to which Landlord leases to PLATINUM STUDIOS, LLC, a California limited liability company ("Tenant") those premises generally located at 11400 West OlyMpic Boulevard, Suite 1400, Los Angeles, California 90064 (the "Premises") and more particularly described in the Lease. As a material inducement to and in consideration of Landlord entering into the LeaSe, Landlord having indicated that it would not enter into the Lease without the execution of this Gua'ranty, Guarantor does hereby agree with Landlord as follows:

1.
Guarantor does hereby, jointly, severally, unconditionally and irrevocably guarantee and be liable fur any and all obligations and liabilities of Tenant under the terms of the Lease, subject to the limitation set forth in Paraaraph 20 below. Upon Tenant's delivery- of the Letter of Credit in accordance with Article 23 of the Lease, this Guaranty shall be void and of no further force or effect.

2.
Guarantor does hereby agree that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) any term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Landlord and Tenant, and Guarantor does guarantee and promise to perform all the obligations of Tenant under the Lease as so amended, compromised, released or altered; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease may be exercised, not exercised, iMpaired, modified, limited, destroyed or suspended; (d) Landlord or any other person acting on Landlord's behalf may deal in any manner with Tenant, any guarantor, any party to the Lease or any Other person; and (e) all or any part of the Premises or of Tenant's rights or liabilities under the Lease maybe sublet, assigned or assumed.

3.
The obligations of Guarantor hereunder are in addition to and independent of the obligations of Tenant. A separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Tenant or whether Tenant is joined in any such action or actions. Guarantor hereby waives and agrees not to assert or take advantage of: (a) any right to require Landlord to proceed against or exhaust any security held from Tenant or any other person; (b) any right to require Landlord to proceed against Tenant or any other person or to pursue any other remedy before proceeding against Guarantor; (c) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease; (d) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (e) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (ill banla-uptcy, by an election of remedies, or othenvise) of the liability of Tenant, of the sUbrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement. Without in any manner limiting the generality of the foregoing, Guarantor hereby waives the benefits of the provisions of Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433, the second sentence of Section 2822(a) and all rights that are waivable pursuant to Section 2856, all of the California Civil Code, and any similar or analogous statutes of California or any other jurisdiction.

4.
Guarantor hereby waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Tenant or other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind.

5.
Until all Tenant's obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty, and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant under, arising out of or related to the Lease or Tenant's use or occupancy of the Premises.

6.
The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such, rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

7.
This Guaranty applies to, inures to the benefit:of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns (including any purchaser at' a judicial foreclosure or trustee's sale or a holder of a deed in lieu thereof). This Guaranty may be assigned by Landlord voluntarily or by operation of law.

8.
Guarantor agrees from'time to time upon Landlord's request, but not more than once in any 12 month period, to deliver to Landlord Guarantor's financial statement. All financial statements heretofore delivered to Landlord by Guarantor are, and all financial statements hereafter delivered to Landlord by Guarantor will be, true and correct in all material respects and fair presentations of the financial condition of Guarantor as of the date thereof, prepared in accordance with generally accepted accounting practices. No material adverse change has occurred in the financial condition of Guarantor since the date of the financial statements heretofore delivered to Landlord.

                               EXHIBIT E
                GUARANTY OF LEASE (continued)

9.
Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, eorganization, liquidation or arrangement of Tenant, or by any defense which Tenant may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. Landlord shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor's rights to any such payments or distributions to which Guarantor would othenvise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any Such payment or distribution. If Landlord receives anything hereunder other than cash, the same Shall be held as collateral for amounts due under this Guaranty.

10.
This Guaranty shall constitute the entire ageement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer or director of Landlord.

11.
If more than one person signs this Guaranty, each such person shall be deemed a Guarantor and the obligation of all such Guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The Word "person" as used herein shall include an individual, company, firm, association, partnersh:p, corporation, trust or other legal entity of any kind whatsoever.

12.	Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all Other provisions shall nevertheless be effective.

13.	The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other brcach of such provision or any other provisions hereof.

14.
If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party actual attorneys' fees, collection costs and other costs incurred in and in preparation for the action. in addition to the foregoing award of attorneys' fees, the ultimately successful party shall be entitled to its actual attorneys' fees incurred in any post: judgment proceedings to collect or enforce the jUdgment. This provision is separate and several and shall survive the merger of this Guaranty into any judgment on this Guaranty. In any action or proceeding arising under this Guaranty, Guarantor consents to trial without a jury.

15.	Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

16.
If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation rePresents and warrants that he is duly authorized to execute and, deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation. Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Landlord a certified copy of a resolution of the board of directors of said corporation authorizing or ratifying the execution of this Guaranty.

17.
The term "Landlord" whenever hereinabove used refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof, whether by assignment or otherwise. The term "Tenant" whenever hereinahove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or subtenant of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

18.	Any notice, request, demand, or other communication hereunder shall be in writing and shall be considered duly given or furnished when:

a.	delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery;

b.
upon the date of delivery, after being mailed in a postpaid envelope, sent certified mail, return receipt requested, when addressed to Landlord as set forth below and to Guarantor as set forth below; or to such other address or addressee as either party may designate by a written notice given pursuant hereto; or

EXHIBIT E

1c. upon confirmation of good shall have been provided in transmission if sent via faeSimile machine to such phone number as writing by Landlord or Guarantor, one to the other:

GUARANTOR: Suitt Mitchell Rosenberg 5523 Villawood Circle Cafabasas, CA 91302 Brian K. Altounian 2786 Monte Mar Terrace Los; Angeles, CA 90064	LANDLORD: c/o Douglas Emmett and Company 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401 Attn: Director of Property Management

19.	As a further material part of the consideration to Landlord to enter into the Lease with Tenant, Guarantor agrees:

a.	The law of the State of California shall govern all questions with, respect to the Guaranty;

b.
Any suit, action or proceeding arising directly or indirectly from the Guaranty, the Lease or the subject matter thereof shall be litigated only in courts located within the County of Los Angeles and the State of California

c.	Guarantor 'hereby irrevocably consents to the jurisdiction of any local, state or federal court located within the County of Los Angeles and the State of California;

d.	Guarantor hereby waives personal service of any and all process upon it and consents to all such service of process in the manner and at the address set forth in Paragraph 18 above; and

e.
Without limiting the generality of the foregoing, Guarantor hereby waives and auees not to assert by way of motion, defense or otherwise in'any suit, action or proceeding any claim that Guarantor is not personally subject to the jurisdiction of the above-named courts, that such suits, action or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper.

20.
 Maximum Liability Amount. Notwithstanding any other provisions herein to the contrary, the aggregate liability of the undersigned for obligations and liabilities of Tenant under the Lease shall not exceed the Maximum Liability Amount (as defined below) in effect at the time the liability arises or is incurred, plus costs of enforcement of this Guaranty. The term "Maximum Liability Amount." means the amount of $336,000.00.

Executed on this day 11th of June, 2006
Guarantor
	By:	/s/ Scott Mitchell Rosenberg
Scott Michell Rosenberg, an individual
	By:	/s/ Brian K. Altounian
Brian K. Altounian an individual
	Dated:	7/11/06

STATE OF CALIFORNIA)
                            ) SS:
COUNTY OF LOS ANGELES)

On July 11, 2006 , before me, Lora Ball, a Notary Public, personally appeared Scott Mitchell Rosenberg, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

By:	/s/ Lora Ball
Lora Ball
Notary public

On, before me, Lora Ball, a Notary Public, personally appeared Brian K. Altounian, personally known to me (or proved to me on the basis or satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acicnowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their simiature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

By:	/s/ Lora Ball
Lora Ball
Notary Public

EXHIBIT C
FORM OF LETTER OF CREDIT
[BANK LETTERHEAD]

Attention: Rita Silver, Controller
DOUGLAS EMMETT 1995, LLC
c/o Douglas, Emmett and Company
808 Wilshire Boulevard, Suite 200
Santa Monica. California 90401
Letter of Credit No.

Ladies and Gentlemen:

1 We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the abcount of PLATINUM STUDIOS, LLC, a California limited liability company ("Applicant") the aggregate amount of THREE HUNDRED AND THIRTY-Sa. THOUSAND DOLLARS (S336,000.00).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any and all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company ("Belieficiary") when accompanied by this Letter of Credit and a written statement signed by an authorized signatory of Beneficiary, certifying that Beneficiary is entitled to make such drawing pursuant to the Lease, together with a notarized certification by any such individual representing that such individual is authorized by Beneficiary to take such action on behalf of Beneficiary, and a sight draft executed and endorsed by such individual. The sums drawn by Beneficiary under this Letter of Credit shall be payable upon demand without necessity of notice.

This Letter of Credit is transferable in its entirety, without any limitation on the number of such transfers. Should a transfer be desired, such transfer will be subject to the return to use of this advice, touether with written instructions.

1 The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We herebY agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit is effective immediately and shall expire at 5:00 P.M., Pacific Standard Time on(the "Expiration Date").

I Notwithstanding the above expiration of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods (with the last such one (1) year period expiring no earlier than sixty (60) days after the expiration date of that certain Office Lease dated , (the "Lease') by and between Applicant, as Tenant, and Beneficiary, as

Landlord), unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed; it being understood that if the Applicant fails to maintain the Letter of Credit in the amount and in accordance with the terms of the Lease, Beneficiary shall have the right to present the Letter of Credit to us for payment.

Our obligation under this Letter of Credit shall not be affected by any circumstances, claim or defense, real or personal, of any party as to the enforceability of the Lease between Beneficiary and AppliOnt or the validity of Beneficiary's claim, it being understood that our obligation shall be that of a primary obligor and not that of a surety, guarantor or accommodation maker.

Applicant shall pay all costs of or in connection with this Letter of Credit, including without limitation, any fees associated with only the first transfer or assignment of this Letter of Credit by the Beneficiary during the Lease Term.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993) Revision), International Chamber of Commerce publication 500.

This Letter of Credit sets forth in full the terms of our undertaking, and such terms shall not in any way be modified, amended, limited, discharged, or terminated except by a writing signed by authorized representatives of Beneficiary and the undersigned on or before the Expiration Date.

Very truly yours,

Company Name

Date	By:	/s/
Name
Title

EXHIBIT H

RECORDING REQUESTED
BY AND WHEN RECORDED RETURN TO:
EUROHYPO AG
1114 Avenue of the Americas
29th Floor
Newi York, New York 10036
Attention: Alice Ha

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
(Lease)

THIS AGREEMENT made July 10, 2006, between EUROHYPO AG, New York Branch, as Adrriinistrative Agent on behalf of a syndicate of lenders (collectively, the "Lenders"), having an office at 1114 Avenue of the Americas, New York, New York 10036 (the "Mortgagee"), and PLATINUM STUDIOS, LLC, a California limited liability company having an office at (the "Tenant");

WITNESSETH:

WHEREAS the Mortgagee (on behalf of the Lenders) is the present owner and holder of a certain mortgage, mortgages, deed of trust or deeds of trust (the "Mortgage) encumbering the premises located in, the County of Los Angeles, City and State of Los Angeles, CA, known as 11400 West Olympic Boulevard, Suite 1400, Los Angeles, California 90064 the "Premises") which Premises are more fully described in the attached Exhibit A;

WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Premises under and pursuant to the provisions of a certain lease (the "Lease") dated July 10, 2006 by and between Tenant and DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company (the "Landlord'); and

WHEREAS the Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and the Mortgagee has agreed to grant non-disturbance to the Tenant under the Lease on the tennS and conditions hereinafter set forth;

NOW THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the Mortgagee and the Tenant hereby covenant and agree as follows:

1: The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all right, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof and to any and all sums secured thereby, with the same force and effect; as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2., The Mortgagee agrees that if any action or proceeding is commenced by the Mortgagee to foreclose the Mortgage or to sell the Premises, the Tenant shall not be named as a party in any such action nor shall the Tenant be named a party in connection with any sale of the Premises, provided that at theltime of the commencement of any such action or proceeding or at the time of any such sale (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) the Lease shall be in full force and effect, and (iii) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder after the expiration of any applicable notice or cure period, unless applicable law requires the Tenant to be made a party thereto as a condition to proceeding against the Landlord or protecting such rights and remedies. In the latter case, the Mortgagee may join the Tenant as a defendant in such action only for such purposes and not to terminate the Lease.

3. The Tenant aurees that if the Mortgagee or any successors in interest to the Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed Or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant uponlall of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to adorn to the Mortgagee and the Mortgagee agrees to accept such attornment, provided, however, that the Mortgagee shall not be (i) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, except to the extent the same pertains to a failure to repair or maintain and then only to the extent such failure continues for more than thirty (30) days, after Mortgage obtains possession and control over the Premises, (ii) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Mortgagee or its successor in interest shall become the owner of the Premises or (iii) liable for any security deposit or otherlmonies not actually received by the Mortgagee.

EXHIBIT H
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT (continued)
4. Without the prior written consent of Mortgagee, Mortgagee shall not be bound by (i) any agreement amending, or modifying the Lease unless executed to document the exercise of a specific right (other than a lease termination) under the Lease; or (ii) terminating the Lease or (ii) by any prepayment of the rents, additional rents or other sums due under the Lease'for more than one (1) month in adVance of the due date thereof

5. The Tenant hereby represents and warrants to the Mortgagee that as of the date hereof (i) the Tenant is the owner and holder of the tenant's interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect and the term thereof is due to commence on September 1, 2006 pursuant to the provisions thereof, (iv) neither the Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease, (v) neither the Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease and (viii) Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, income, deposits or profits arising thereunder, other than in connection with the Mortgage.

6. Notwithstanding anything to the contrary in the Lease, Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is delivered to Mortgagee at its address set forth below. Tenant further agrees that Mortgagee shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Mortgagee shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed. Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion..

7.  Anything herein or in the Lease to the contrary notwithstanding, in the event that the Mortgagee shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under; the Lease, the Mortgagee shall have ano obligation, nor incur any liability, beyond the Mortgagee's then interest, if any, in the Premises and the Tenant shall look exclusively to such interest of the Mortgagee, if any, in the Premises for the payment and discharge of any obligations imposed upon the Mortgagee hereunder or under the Lease and the Mortgagee is hereby released or relieved of any other liability hereunder and-under the Lease. The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Mortgagee, the Tenant shall look solely to the estate or interest owned by the Mortgagee in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Mortgagee.

8.  Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak or duMp any toxic or hazardous waste, waste products or substance (as they may be defined in any fedend or state statute, rule or regulation pertaining to or governing such wastes, waste products or substdnces) on the Premises at any time during the term, or extended term, of the Lease, except as are used in the ordinary course of Tenant's business as conducted on the Premises and in full compliance with environmental laws.

EXHIBIT H
SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT (continued)

9.  In connection with the assignment to Mortgagee pursuant to the Mortgage and/or the loan documents referred to therein of Landlord's interest in the Lease, Tenant agrees that after receipt of written notice from Mortgagee that Mortgagee is exercising its right under such assignment to have all rents and other sums due under the Lease paid directly to Mortgagee, Tenant shall pay to Mortgagee all rent and other sums due to Landlord under the Lease. By its signature below, the Landlord under the Lease hereby authorizes and directs Tenant to so pay such rents and other sums due under the Lease directly to Mortgagee and agrees that the Tenant shall be fully protected in doing so.

10. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Mortgagee:
Eurohypo AG, New York Branch,
as Administrative Agent
1114 Avenue of the Americas, 29th
Floor New York, New York 10036
Attention: Legal Director
Facsimile: (212) 479-5803

With a copy to:
Morrison & Foerster LLP
555 West Fifth Street
Los Angeles, California
Attention: Thomas R. Fileti, Esq.
Facsimile: (203) 892-5454

If to the Tenant:
Platinum Studios, LLC,
9744 Wilshire Boulevard, Suite 230
Beverly Hills, California 90212
Attention: Scott Mitchell Rosenberg

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked With a copy to heremabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant or the Mortgagee. Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

1.1 This Agreement shall be binding upon and inure to the benefit of the Mortgagee and the Tenant and their respective successors and assigns.

1.2 The term ‘`Mortgagee" as used herein shall include the successors and assigns of the Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. The term "Premises" as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

1.3 This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

[INTENTIONALLY LEFT BLANK]

EXHIBIT H
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT (continued)

14. This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

IN WITNESS WHEREOF, the Mortgagee and the Tenant have duly executed this Agreement as of the date first above written.

Mortgagee:
EUROHYPO AG, New York Branch, as Administrative Agent
By:	/s/
Name
Title

Tenant:
PLATINUM STUDIOS, LLC, a California limited liability company
By:	/s/ Scott Mitchell Rosenberg
Name Scott Mitchell Rosenberg
Title

By:	/s/ Brian K. Altoounian
Name Brian K. Altoounian
Title

Lanlord:
DOUGLAS EMMETT 1995, LLC
By:	/s/
Name
Title

ACKNOWLEDGMENTS

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES ss:

On 200 before me, . a Notary Public in and for said
County and State, personally appeared , personally
known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are sttbscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF CALIFORNIA
ss:
COUNTY OF LOS ANGELES

On                                                200/, before me,  a Notary Public in and for said
County and State, personally appeared Scott Mitchell Rosenberg, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

. LORA BALL
SS:
Notary Public

COUNTY OF LOS ANGELES

On                                              , 200. before me,, a Notary Public in and for said

County and State, personally appeared Brian K. Altounian, personally known to me (or proved to me on the baSis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf:of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

DESCRIPTION OF THE PREMISES:

PARCEL 1:

LOTS 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72 AND 76 OF TRACT NO. 8369, TOGETHER WITH THE NORTHEASTERLY ONE-HALF OF THAT CERTAIN ALLEY 20 FEET WIDE LYING NORTHWESTERLY OF THE SOUTHWESTERLY PROLONGATION OF THE SOUTHEASTERLY LINE OF LOT 72 OF TRACT NO 8369 AND SOUTHEASTERLY OF THE SOUTHWESTERLY PROLONGATION OF THE NORTHWESTERLY LINE OF LOT 60 OF TRACT NO 8369, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP-RECORDED IN BOOK 94 PAGES 24 AND 25 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCEL ,1 FOR INGRESS AND EGRESS, FOR THE PASSAGE AND PARKING OF VEHICLES, AND FOR PASSAGE AND ACCOMMODATION OF PEDESTRIANS ON SUCH RESPECTIVE PORTIONS OF THE ALLEY AS ARE SET ASIDE MAINTAINED AND AUTHORIZED FOR SUCH USE AS DISCLOSED IN A RECIPROCAL EASEMENT AGREEMENT, RECORDED OCTOBER 26, 1959 AS INSTRUMENT NO 89-1732036 OF LOS ANGELES COUNTY, CALIFORNIA.

EXECUTIVE TWR. \PLATINUM STUDIOS, LLCALO July 10,2006